                                                                     EXHIBIT 3.2

                              WORLD POKER TOUR, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                            DATED AS OF MARCH 4, 2002

THE LIMITED LIABILITY COMPANY INTERESTS AND UNITS CREATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES STATUTE. CONSEQUENTLY, THE LIMITED LIABILITY COMPANY INTERESTS AND UNITS MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED AND QUALIFIED UNDER SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION IS THEN AVAILABLE. OTHER RESTRICTIONS ON TRANSFER APPLY, AS HEREINAFTER SET FORTH.

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                            TABLE OF CONTENT

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                                                                                                                  Page
ARTICLE 1....................................................................................................       1

     FORMATION OF LIMITED LIABILITY COMPANY..................................................................       1

              1.1      Formation.............................................................................       1
              1.2      Term..................................................................................       2
              1.3      Name..................................................................................       2

ARTICLE 2....................................................................................................       2

     PLACE OF BUSINESS AND AGENT FOR PROCESS.................................................................       2

              2.1      Place of Business.....................................................................       2
              2.2      Agent for Process.....................................................................       2

ARTICLE 3....................................................................................................       2

     GENERAL DEFINITIONS.....................................................................................       2

ARTICLE 4....................................................................................................       7

     PURPOSES................................................................................................       7

              4.1      Purpose...............................................................................       7

ARTICLE 5....................................................................................................       8

     MEMBERS AND NEW MEMBERS.................................................................................       8

              5.1      Members...............................................................................       8
              5.2      Terms of Units of Membership Interest.................................................       8
              5.3      Additional Units......................................................................       9
              5.4      Additional Members....................................................................       9

ARTICLE 6....................................................................................................      10

     MEMBERS' CAPITAL........................................................................................      10

              6.1      Definitions Relating to Capital.......................................................      10
              6.2      Capital and Interests of Members......................................................      13
              6.3      Additional Capital Contributions......................................................      14
              6.4      Other Capital Matters.................................................................      14
              6.5      Default by Member.....................................................................      15
              6.6      Transferee Succeeds to Transferor's Capital Account...................................      15
              6.7      Loans to Company......................................................................      15

ARTICLE 7....................................................................................................      15
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     ALLOCATIONS.............................................................................................      15

              7.1      Definitions of Profits and Losses.....................................................      15
              7.2      Allocation of Profits.................................................................      16
              7.3      Allocation of Losses..................................................................      16
              7.4      Pro-ration of Allocations.............................................................      17
              7.5      Special Allocations...................................................................      17
              7.6      Curative Allocations..................................................................      18
              7.7      Other Allocation Rules................................................................      18
              7.8      Tax Allocations under Code Section 704(c).............................................      19
              7.9      Special Fee Allocation................................................................      19

ARTICLE 8....................................................................................................      20

     DISTRIBUTIONS...........................................................................................      20

              8.1      Distributions of Net Cash From Operations.............................................      20
              8.2      Other Cash Distributions..............................................................      20
              8.3      Management Fee........................................................................      20

ARTICLE 9....................................................................................................      20

     MANAGEMENT AND OPERATION OF BUSINESS....................................................................      20

              9.1      Management and Control of the Company.................................................      20
              9.2      Authority of Board....................................................................      21
              9.3      Restrictions on Authority of Board....................................................      21
              9.4      Obligations of the Board..............................................................      21
              9.5      Reimbursement of Expenses.............................................................      22
              9.6      "Tax Matters Partner".................................................................      22
              9.7      Conflicts of Interest.................................................................      22
              9.8      Other Activities......................................................................      23
              9.9      Liability Under Other Agreements......................................................      23
              9.10     Execution of Instruments..............................................................      23
              9.11     Advances..............................................................................      23

ARTICLE 10...................................................................................................      23

     aPPOINTMENT, RESIGNATION OR REMOVAL OF THE GOVERNORS; ADDITIONAL OR SUCCESSOR GOVERNORS.................      23

              10.1     Appointment of Governors..............................................................      24
              10.2     First Governors.......................................................................      24
              10.3     Removal, Resignation and Replacement of Governors.....................................      24
              10.4     Term..................................................................................      24
              10.5     Place of Meetings.....................................................................      24
              10.6     Regular Meetings......................................................................      24
              10.7     Special Meetings......................................................................      24

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              10.8     Waiver of Notice; Previously Scheduled Meetings.......................................      24
              10.9     Quorum................................................................................      25
              10.10    Acts of Board.........................................................................      25
              10.11    Participation by Electronic Communications............................................      25
              10.12    Absent Governors......................................................................      25
              10.13    Action Without a Meeting..............................................................      25
              10.14    Committees............................................................................      25
              10.15    Special Litigation Committee..........................................................      26
              10.16    Compensation..........................................................................      26
              10.17    Compensation Committee................................................................      26
              10.18    Incapacity............................................................................      26

ARTICLE 11...................................................................................................      26

     MANAGERS................................................................................................      26

              11.1     Number and Designation................................................................      26
              11.2     Chief Executive Manager...............................................................      27
              11.3     Chief Financial Manager...............................................................      27
              11.4     President.............................................................................      27
              11.5     Vice Presidents.......................................................................      27
              11.6     Secretary.............................................................................      27
              11.7     Authority and Duties..................................................................      28
              11.8     Term..................................................................................      28
              11.9     Initial Manager.......................................................................      28

ARTICLE 12...................................................................................................      28

     MEETING OF MEMBERS......................................................................................      28

              12.1     Place of Meetings.....................................................................      28
              12.2     Regular Meetings......................................................................      28
              12.3     Special Meetings......................................................................      28
              12.4     Meetings Held Upon Member Demand......................................................      29
              12.5     Adjournments..........................................................................      29
              12.6     Notice of Meetings....................................................................      29
              12.7     Waiver of Notice......................................................................      29
              12.8     Voting Rights.........................................................................      29
              12.9     Proxies...............................................................................      29
              12.10    Quorum................................................................................      30
              12.11    Acts of Members.......................................................................      30
              12.12    Action Without a Meeting..............................................................      30

ARTICLE 13...................................................................................................      30

     BOOKS OF ACCOUNT AND REPORTS............................................................................      30
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                                       iii
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              13.1     Books of Account......................................................................      30
              13.2     Accounting Practices..................................................................      30
              13.3     Bank Accounts.........................................................................      30
              13.4     Reports...............................................................................      30
              13.5     Partnership Tax Status and Information................................................      31
              13.6     Tax Basis Elections...................................................................      31

ARTICLE 14...................................................................................................      32

     TRANSFER OF MEMBERSHIP INTERESTS........................................................................      32

              14.1     Transfer Restrictions and Exceptions..................................................      32
              14.2     Documents and Expenses................................................................      33
              14.3     Acquit Company........................................................................      34
              14.4     Prohibited Transfers..................................................................      34
              14.5     Limited Rights of Unadmitted Transferees..............................................      34

ARTICLE 15...................................................................................................      34

     AMENDMENT OF AGREEMENT..................................................................................      34


ARTICLE 16...................................................................................................      35

     DISSOLUTION.............................................................................................      35

              16.1     Liquidating Events....................................................................      35
              16.2     Distributions on Liquidation..........................................................      35

ARTICLE 17...................................................................................................      36

     RIGHTS, OPTIONS AND VALUATION RESULTING FROM TRANSFERS OR WITHDRAWALS...................................      36

              17.1     Tag-Along Rights......................................................................      36
              17.2     Preemptive Rights.....................................................................      37
              17.3     Unit Purchase Options.................................................................      38
              17.4     Purchase Price and Terms..............................................................      43
              17.5     Closing Date and Terms of Purchase....................................................      44

ARTICLE 18...................................................................................................      45

     MISCELLANEOUS...........................................................................................      45

              18.1     Notices...............................................................................      45
              18.2     Partition.............................................................................      45
              18.3     Consent and Waiver....................................................................      45
              18.4     Entire Agreement......................................................................      46
              18.5     Governing Law.........................................................................      46
              18.6     Binding Effect........................................................................      46

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              18.7     Number and Gender.....................................................................      46
              18.8     Interpretation........................................................................      46
              18.9     Severability..........................................................................      46
              18.10    Counterparts..........................................................................      46
              18.11    Right to Specific Performance.........................................................      46
              18.12    Additional Documents and Acts.........................................................      47
              18.13    No Third Party Beneficiary............................................................      47

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              WORLD POKER TOUR, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into effective as of March 1, 2002 (the "Effective Date"), by and between Lakes Poker Tour, LLC, a Minnesota limited liability company, and Steven Lipscomb, an individual resident of the state of California (together, the "Members"), who will constitute the initial members of World Poker Tour, LLC, a Delaware limited liability company (the "Company").

                                    RECITALS

         A. The Members have organized the Company as of March 1, 2002 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et. seq. (the "LLC Act") by filing a Certificate of Formation (the "Certificate") with the Delaware Secretary of State.

         B. 6 Del. C. Sections 18-101, et. seq. of the LLC Act authorizes a limited liability company agreement.

         C. The Members desire to enter into a limited liability company agreement, in the form of this Agreement, with respect to the Company.

         NOW, THEREFORE, in consideration of the foregoing facts which are hereby incorporated herein, the mutual promises of the Members and the mutual benefits to be gained by the performance hereof, the Members hereby agree as follows:

                                    AGREEMENT
                                   ARTICLE 1.
                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1      Formation.

                  1.1.1 The Members have formed the Company as a limited liability company under the provisions of the LLC Act. The Company's business, as described in Section 4.1.1 hereof, shall be conducted to comply with the LLC Act.

                  1.1.2    A copy of the Certificate is attached hereto as
SCHEDULE 1.1.2 and hereby made a part hereof. The Company's Board shall promptly cause to be executed and so filed any amendments of such Certificate that may be adopted by the Members or required by law.

                  1.1.3 Except as otherwise provided in this Agreement, the Contribution Agreements, and the Certificate, the rights and liabilities of the Members shall be as provided in the LLC Act. The purposes of the Company are set forth in Article 4 of this Agreement.

         1.2 Term. The term of the Company shall begin on the Effective Date and shall continue until the Company is dissolved upon a Liquidation Event as provided in Article 16 of this Agreement.

         1.3 Name. The business of the Company shall be conducted under the name of "World Poker Tour, LLC," or such other name as the Board may hereafter designate.

                                   ARTICLE 2.
                     PLACE OF BUSINESS AND AGENT FOR PROCESS

         2.1 Place of Business. The principal executive office of the Company shall be located at 1041 North Formosa Avenue, Suite 100, West Hollywood, California 90046. The Board may from time to time change the location of the principal office of the Company and, in such event, the Chief Executive Manager shall give notice to the Members within twenty (20) days of the effective date of such change. The Board may, in its discretion, establish additional places of business of the Company.

         2.2 Agent for Process. The name and address of the agent for service of process on the Company shall be The Corporation Trust Company, located at 1209 Orange Street, Wilmington, DE 19801.

                                   ARTICLE 3.
                               GENERAL DEFINITIONS

         Wherever used in this Agreement, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

         3.1 "Affiliate" means, with respect to a specific Person, any of the following other Persons: (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person; (c) any officer, director or general partner of such Person; or (d) any Person who is an officer, director, general partner, trustee or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c) of this sentence. For purposes of this definition, the terms "control," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         3.2 "Agreement" or "LLC Agreement" means this Limited Liability Company Agreement (including all of its Exhibits and Schedules, if any), as amended from time to time.

         3.3 "Appointing Member" shall mean any Member that is entitled to appoint one or more Governors pursuant to Article 10, without an election by all of the Members otherwise entitled to vote with respect to Company matters.

         3.4 "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy."

                  3.4.1 "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay his, her, or its debts as such debts become due or an admission in writing by such Person of his, her, or its inability to pay such debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent or seeking for such Person any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or the debts of such Person under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of such Person's property; or corporate action taken by such Person to authorize any of the actions set forth above.

                  3.4.2 "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation; or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days; or, without the consent or acquiescence of such Person, the entering of any order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within sixty (60) days.

         3.5 "Board" means the Board of Governors of the Company, elected by the Members or appointed by an Appointing Member, pursuant to Article 10 of this Agreement.

         3.6      "Capital Account" shall have the meaning set forth in Section
6.1.2.

         3.7      "Capital Contribution" shall have the meaning set forth in
Section 6.1.3.

         3.8 "Certificate" shall mean the Certificate of Formation filed on behalf of the Company with the Delaware Secretary of State on March 1, 2002, and attached hereto as SCHEDULE 1.1.2, as it may be amended from time to time by Members pursuant to the LLC Act.

         3.9 "Change of Control" shall mean (i) any "Person" or "Persons" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")) (other than the Company, any present owner, any employee benefit plan of the Company, any employee stock ownership plan or similar plan, or Lyle Berman, any of his Family members, or any trust or entity controlled by or having as a beneficiary, Lyle Berman or any of his Family members) becomes a beneficial owner of membership interests of the Company representing 50% or more of the voting power of all of the Company's then outstanding membership interests; or a transaction is consummated pursuant to which the sale of all, or substantially all, of the assets of the Company or the liquidation or dissolution of the Company is effected; (ii) any "Person" or "Persons" (other than Lyle Berman, any of his Family members, or any trust or entity controlled by or having as a beneficiary, Lyle Berman or any of his Family members) becomes a beneficial owner of units or membership interests of Lakes representing 50% or more of the voting power of all of Lakes then outstanding units or membership interests; or the members of Lakes approve the sale of all, or substantially all, of the assets of Lakes or the liquidation or dissolution of Lakes and such transaction is consummated; or (iii) the merger, consolidation or reorganization of the Company or Lakes with any other entity other than an entity in which Lyle Berman, any of his Family members, or any trust or entity controlled by or having as a beneficiary, Lyle Berman or any of his Family members. For purposes of this Section, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. "Family" means an individual, his or her spouse, his or her Direct Lineal Descendants and his or her direct ancestors. For purposes of this Agreement "direct ancestors" means parents, grandparents, great grandparents and so on, by natural birth or legal adoption including any illegitimate child (if acknowledged by the child's parent). "Direct Lineal Descendants" means children, grandchildren, great grandchildren and so on, by natural birth or legal adoption including any illegitimate child (if acknowledged by the child's parent) and any of the direct lineal descendants of any of the foregoing.

         3.10     "Class A Members" means the Members holding Class A Units.

         3.11 "Class A Units" means a class of Units issued by the Company under this Agreement as of the Effective Date, which is the only class of Units possessing Voting Rights with respect to Company matters, except as may otherwise be expressly required by the LLC Act.

         3.12 "Class B Units" means a class of Units issued or issuable by the Company, which does not have any Voting Rights with respect to any Company matters, except as otherwise expressly required by the LLC Act or this Agreement.

         3.13 "Code" means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

         3.14 "Company" means World Poker Tour, LLC, the Delaware limited liability company formed as of the Effective Date pursuant to this Agreement and the Certificate.

         3.15 "Company Property" or "Property" means all of the property, whether real, personal or mixed, owned by the Company as of the Effective Date or acquired and held from time to time by the Company and any improvements thereto, and shall include both tangible and intangible property.

         3.16 "Compensation Committee" shall mean the compensation committee appointed by the Board of Governors pursuant to Section 10.17 hereof.

         3.17 "Contribution Agreement" means an agreement in writing, executed by the Company and a Person desiring to become a Member, setting forth the terms of such Person's admission as a Member including, but not limited to, the agreed value of the contribution that shall be made by such Person to the capital of the Company and the number of Units to be issued by the Company to such Person. A Contribution shall also include an Option Agreement as defined in
Section 3.37 hereof.

         3.18     "Depreciation" shall have the meaning set forth in Section
6.1.4.

         3.19 "Distribution" means any distribution to the Members of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

         3.20 "Effective Date" means March 1, 2002, the effective date of this Agreement and the formation of the Company.

         3.21 "Estimated Member Tax Liability" means the percentage of the taxable income and gains of the Company as reported on the Company's Federal income tax return for the Fiscal Year equal to the federal, state and local income tax liability of the Member reasonably believed by the Board to be taxed at the highest effective rate.

         3.22 "Financial Rights" means a Member's rights to (a) a Capital Account; (b) a Percentage Interest in Company Profits, Losses and Distributions;
(c) a Member's limited right (if any) to transfer such rights according to
Article 14 of this Agreement; and (d) a Member's rights and options (if any) to purchase Membership Interests according to Article 17 of this Agreement.

         3.23 "Fiscal Year" means (a) the period commencing on the Effective Date and ending on December 31, 2002, (b) any subsequent calendar year, or (c) any portion of either of the periods described in clauses (a) and (b) for which the Company is required to close its books and allocate Profits, Losses and other Company items pursuant to Article 7 of this Agreement.

         3.24 "Governor" shall mean any individual appointed or elected pursuant to Article 10 to serve on the Board. The first Governors are the individuals named in Section 10.2.

         3.25 "Interest" shall have the same meaning as Membership Interest (defined below).

         3.26 "Lakes" shall mean Lakes Poker Tour, LLC, a Member of the Company with the membership interest set forth on the Schedule of Members and Units. 3.27 "Lipscomb" shall mean Steven Lipscomb, a Member of the Company with the membership interest set forth on Schedule of Members and Units.

         3.28 "LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et. seq., as amended from time to time (or any corresponding provisions of succeeding law).

         3.29     "Liquidating Event" shall have the meaning set forth in
Section 16.1.

         3.30 "Loan Agreement" shall mean that certain Loan Agreement between the Company and Lakes, dated as of February 25, 2002.

         3.31     "Loss" and "Losses" shall have the meaning set forth in
Section 7.1.

         3.32     "Gaming Licenses" shall have the meaning set forth in Section
5.5.

         3.33 "Management Contract" shall mean that certain Management Contract and Contribution Agreement between Lipscomb and the Company, dated as of the Effective Date.

         3.34 "Managers" means the Chief Executive Manager and the Chief Financial Manager elected by the Board and each other individual who shall hereafter be elected, appointed, or otherwise designated as a Manager by the Board pursuant to Section 9.1, and any other person considered elected as a manager pursuant to the LLC Act. The first Managers are the individuals named in
Section 11.10.

         3.35 "Member" or "Members" means the Persons initially signing this Agreement as Members of the Company under the LLC Act, in their capacity as Members, and each other Person who shall hereafter be admitted to the Company as a Member.

         3.36 "Membership Interest" or "Interest" means the entire interest of a Member in the Company and the appurtenant rights, powers and privileges of such Member with respect to the Company.

         3.37 "Net Cash From Operations" means the gross cash proceeds from Company operations, less the portion thereof used to pay or establish reasonable reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously established pursuant to the preceding sentence.

         3.38 "Net Cash From Sales or Re-financing" means the net cash proceeds from (a) all sales and other dispositions of Company Property, other than (i) a sale of all or substantially all of the Company Property or (ii) sales and other dispositions in the ordinary course of business; and (b) all re-financing of Company Property; less any portion of either used to establish reasonable reserves, all as determined by the Board.

         3.39 "Option Agreement" means an agreement between the Company and any Person providing that such Person shall have the right to make a Capital Contribution in exchange for a certain number of Class B Units at some future time.

         3.40 "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

         3.41     "Profits" shall have the meaning set forth in Section 7.1.

         3.42 "Profits Interest" shall have the meaning set forth in Revenue Procedures 93-27 and 20021-43.

         3.43 "Pro Rata Share" means, with reference to any Member at any time, a fraction, the numerator of which is the number of Units then held by such Member and the denominator of which is the aggregate number of Units held by all of the Members taken together.

         3.44 "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         3.45 "Schedule of Members and Units" means the Schedule of Members and Units attached hereto as Exhibit A, amended from time to time pursuant hereto and hereby made a part of this Agreement.

         3.46 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         3.47 "Transfer" means, as a noun, any voluntary or involuntary transfer (by operation of law, Bankruptcy, court order or otherwise), sale, exchange, assignment, pledge or other encumbrance, foreclosure of a security interest upon, or other disposition of an item; or, as a verb, to voluntarily or involuntarily cause a Transfer of an item. "Transferred" means, as an adjective, that an item has been the subject of a Transfer.

         3.48 "Unit" or "Membership Unit" means a quantitative measurement of a Membership Interest. The Company shall initially have two classes of Units with the rights and preferences set forth herein. The number of Units to which the Member is entitled shall not be affected by either (a) any issuance of new Units to new or existing Members, or (b) any change in the Capital Account of the Member (other than the effect of an Additional Capital Contribution made by the Member in exchange for new Units). The number and class of Units allocated to each of the Members is set forth in the Schedule of Members and Units. A Member's relative voting rights as a Member shall be based on the number of Class A Units to which the Member is entitled.

         3.49 "Unit Options" means a Person's right to purchase Class B Units pursuant to the terms set forth in an Option Agreement between such Person and the Company.

         3.50 "Voting Interest" means a Member's relative voting power as a Member. Each Member holding Class A Units shall be entitled to one vote per Class A Unit of Membership Interest.

         3.51 "Voting Rights" means all of a Member's rights to vote such Member's Voting Interest pursuant to this Agreement and the LLC Act.

                                   ARTICLE 4.
                                    PURPOSES

         4.1 Purpose. The Company may in the sole discretion of the Board, limited to the extent set forth in Article 9 hereof:

                           4.1.1 launch the "World Poker Tour" and work to establish poker as the next significant televised mainstream sport; and engage in any other business that may be lawfully conducted by a limited liability company under the LLC Act, to the extent the Board determines that such business is in the best interests of the Company;

                           4.1.2 finance, acquire, manage and hold business and investment property, real or personal, in fee or by lease, and to exercise any rights therein as may be necessary or appropriate for such purposes;

                           4.1.3 borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company Property to secure such borrowings; to sell or otherwise dispose of the Company's rights or ownership interests in such Company Property; and

                           4.1.4 undertake and carry on all activities necessary or advisable in connection with such purposes.

                                   ARTICLE 5.
                             MEMBERS AND NEW MEMBERS

         5.1 Members. The names of the Members are set forth on the Schedule of Members and Units. The addresses of the Members are set forth in the Company's records. For all purposes of this Agreement, the terms "Member" or "Members" means the Persons initially signing this Agreement as Members of the Company under the LLC Act, in their capacity as members, and each other Person who shall hereafter be admitted to the Company as a Member pursuant to the terms of this Agreement.

         5.2      Terms of Units of Membership Interest.

                  5.2.1 The original Membership Interests reflected in the Schedule of Members and Units are Membership Interests consisting of Class A Units and shall have the rights provided by this Agreement, subject to any statements or limitations in the Certificate or the LLC Act. The Company may also issue Option Agreements with respect to Class B Units, as described in Section 5.4.2 below. The Original Capital Contribution (as defined in Section 6.1) and the number and class of the Units held by each of the Members are set forth in the Schedule of Members and Units.

                  5.2.2 A Member's right to vote is a Voting Right. Each Member shall be entitled to one (1) vote on all Company matters for each Class A Unit owned. Class B Units shall have no Voting Rights and shall not entitle the holder thereof to vote on any matter, except as otherwise provided in the LLC Act.

                  5.2.3 All Class A Units and Class B Units shall have equal Financial Rights, except as otherwise set forth in Articles 7, 8, 16 and 17.

                  5.2.4 Subject to Section 17.2, the Board may enter into Contribution Agreements with prospective Members providing for one or more classes or types of Units having either Voting Rights that are limited or preferred (as compared with the original Class A Units or Class B Units), or Financial Rights that are limited or preferred (as compared with the original Class A Units or Class B Units), or any combination of such rights. If any such new class or type of Units is issued, this Agreement shall be amended to state the rights of such Units.

                  5.2.5 All Units held by Lipscomb, as set forth on the Schedule of Members and Units, shall be a Profits Interest in the Company and shall be subject to the vesting and forfeiture provisions set forth in the Management Contract.

         5.3 Additional Units. Subject to Section 17.2 hereof, the Board may issue additional Units to Members on such terms and conditions as the Board shall determine. The Chief Executive Manager shall amend the Schedule of Members and Units as a result of such additional Units of Membership Interest and attach the revised Schedule hereto.

         5.4      Additional Members.

                  5.4.1 Subject to Section 17.2, additional Members may be admitted to the Company upon such terms and conditions as may be established by approval of the Board.

                  5.4.2 The Compensation Committee may authorize the Managers to enter into Option Agreements with employees and Managers of the Company providing for the right, but not the obligation, to make a specified Capital Contribution in the future, and thereby purchase a specified number of Class B Units, upon such terms and conditions as are set forth herein and, if not so specified, as may be established by the Committee, provided that any Option Agreements entered into on or prior to September 30, 2002 shall have a purchase price per Unit equal to Lake's purchase price per Unit for its initial 78,000 Units. Such Option Agreements shall provide that one-quarter of the Unit Options granted shall vest at each of the first four anniversaries of the date of the grant and such vesting shall be accelerated in the event of a Change of Control. Such Unit Options may be exercised at any time within six (6) years of the date of grant to the extent vested. All unexercised Unit Options, whether vested or otherwise, granted pursuant to this Section 5.4.2 shall expire three (3) months after the termination of the employee or Manager with the Company. All vested and non-vested Unit Options held by an employee or Manager shall be immediately forfeited upon violation of any non-competition provision contained in the Option Agreement between the Company and such employee or Manager. All non-vested Unit Options held by an employee or Manager shall be immediately forfeited upon receipt of written notice from Lakes of a Gaming Violation (as defined in Section 5.5 hereof) with respect to such employee or Manager. In no event shall the Compensation Committee issue more than seven thousand (7,000) Class B Units in the aggregate to Company employees and Managers pursuant to this Section 5.4.2, or issue such Class B Units on terms different than those set forth herein, without the approval of the Board. Units issued pursuant to this Section 5.4.2 are not subject to the terms of Sections 5.3 or
         17.2 of this Agreement.

                  5.4.3 Each additional Member admitted to the Company, or its duly authorized attorney-in-fact, shall execute this Agreement and shall have executed and shall perform a Contribution Agreement delivered to and accepted on behalf of the Company by the Managers.

                  5.4.4 Any Person who is admitted to the Company as a Member shall be subject to and bound by all the provisions of this Agreement and any amendments hereto or restatements hereto approved as provided herein as if originally a party to this Agreement, including, specifically, the requirements of Article 6 of this Agreement relating to Capital Contributions.

         5.5 Gaming Licenses and Effect of Adverse Finding. Each Member acknowledges that the primary business of Lakes Gaming, Inc., the parent corporation of Lakes, and Lakes Gaming, Inc.'s other subsidiaries and Affiliates is the operation and management of gaming facilities; and that Lakes Gaming, Inc. and its subsidiaries and Affiliates must obtain and maintain in effect various approvals, findings of suitability, licenses, permits and registrations (collectively "Gaming Licenses") from various gaming authorities. The provisions of this Section 5.5, as they apply to each Member other than Lakes or any of Lakes Gaming, Inc.'s Affiliates (a "Non-Lakes Member"), shall also apply in the same manner to any other additional or substituted Member that becomes a Non-Lakes Member.

         If (a) any Non-Lakes Member or any of its Affiliates, or any other Person who directly or indirectly owns or has any interest in a Non-Lakes Member or is otherwise affiliated with a Non-Lakes Member, is found unsuitable or unqualified by any gaming authority to be associated with Lakes or Lakes Gaming, Inc. or any subsidiary or other Affiliate of Lakes Gaming, Inc.; or (b) the Board of Directors of Lakes Gaming, Inc. determines in good faith that the continued association of Lakes or Lakes Gaming, Inc. with such Non-Lakes Member may result in (i) the disapproval, modification or non-renewal of any contract or agreement under which Lakes Gaming, Inc. or any subsidiary or other Affiliate of Lakes Gaming, Inc. has sole or shared authority to manage any gaming facility; or (ii) the loss or non-reinstatement of any Gaming License (both (a) and (b) above shall be referred to as a "Gaming Violation"), then Lakes shall give such Non-Lakes Member written notice of such finding or determination. Such notice shall describe the situation or relationship that is the basis for such finding or determination.

         Such Non-Lakes Member shall, promptly after its receipt of the written notice from Lakes specifying such finding or determination, take all actions required to terminate or discontinue or otherwise cure, to the satisfaction of the Board of Directors of Lakes Gaming, Inc. and any gaming authority having jurisdiction over Lakes Gaming, Inc. or any subsidiary or other Affiliate of Lakes Gaming, Inc., the situation or relationship described in the notice given by Lakes. If, within thirty (30) days after such Non-Lakes Member's receipt of the notice given by Lakes (or such shorter period of time as may be required or requested by any gaming authority), such Non-Lakes Member fails or is unable to take such actions to the satisfaction of the Board of Directors of Lakes Gaming, Inc. and any gaming authority having jurisdiction, such Non-Lakes Member may at any time within such period give Lakes and the Company written notice of such failure or inability or, if such Non-Lakes Member has not already given such notice, but if Lakes knows of such failure or inability, Lakes may before the end of such period give a notice of such failure or inability to such Non-Lakes Member and the Company. In the event any notice of such failure or inability is given, the Company shall then have the right and option (whether or not such notice is timely given) to purchase such Non-Lakes Member's entire Interest in the Company pursuant to the applicable provisions of Article 17 and, if the Company does not exercise such option, Lakes shall have such right and option pursuant to the applicable provisions of Article 17.

                                   ARTICLE 6.
                                MEMBERS' CAPITAL

         6.1      Definitions Relating to Capital.

                  6.1.1 "Additional Capital Contributions" means, with respect to each Member, the Capital Contributions made by such Member pursuant to Section 6.3, reduced by the amount of any liabilities of such Member assumed by the Company in connection with such Capital Contribution or which are secured by any property contributed by such Member as a part of such Capital Contribution.

                  6.1.2 "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                           6.1.2.1 To each Member's Capital Account there shall
                  be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to
                  Section 7.5 or Section 7.6, and the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.

                           6.1.2.2 To each Member's Capital Account there shall
                  be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of deductions or expenses that are specially allocated pursuant to Section 7.5 or Section 7.6, and the amount of any liabilities of such Member that are assumed by the Company or secured by any property contributed by such Member to the Company.

                           6.1.2.3 In the event all or any portion of an
                  Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                           6.1.2.4 In determining the amount of any liability
                  for purposes of Section 6.1.2.1, 6.1.2.2 and 6.1.6, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                           6.1.2.5 The foregoing provisions and the other
                  provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
                  Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property, or are assumed by the Company or any Member), are computed in order to comply with such Regulations, the Board may make such modification; provided, however, that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 16 of this Agreement upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with

                  Regulations Section 1.704-1(b)(2)(iv)(g); and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  6.1.3 "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest held by such Member, and includes an Original Capital Contribution under Section 6.2 and any Additional Capital Contribution under Section 6.3. The principal amount of a promissory note that is not readily traded on an established securities market and is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations
         Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                  6.1.4 "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

                  6.1.5 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                           6.1.5.1 The initial Gross Asset Value of any asset
                  contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board;

                           6.1.5.2 The Gross Asset Values of all items of
                  Company Property shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of one of the following times: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the Distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company; and

                           6.1.5.3 The Gross Asset Value of any item of Company
                  Property (other than cash) distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as determined by the distributee and the Board.

                           6.1.5.4 The Gross Asset Values of Company Property
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 7.1.1.6 and 7.5.1; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section
                  6.1.5.4 to the extent the Board determines that an adjustment pursuant to Section 6.1.5.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

                           6.1.5.5 If the Gross Asset Value of an asset has been
                  determined or adjusted pursuant to Section 6.1.5.1, Section
                  6.1.5.2 or Section 6.1.5.5, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  6.1.6 "Original Capital Contribution" means, with respect to each Member, the Capital Contribution made by such Member pursuant to Section 6.2, reduced by the amount of any liabilities of such Member that are (i) assumed by the Company in connection with such Capital Contribution or (ii) secured by any property contributed by such Member to the Company as a part of such Capital Contribution.

                  6.1.7 "Adjusted Capital Contribution" means, with respect to a Member, the total contribution (in cash or other property) required of such Member pursuant to Sections 6.2 and 6.3 and actually or deemed (pursuant to a revaluation under Section 704(b) of the Code) contributed by such Member, reduced by any Distribution to such Member pursuant to Section 8.2.2.

         6.2      Capital and Interests of Members.

                  6.2.1 The capital of the Company shall be contributed by the Members and accepted by the Board at the respective values set forth on the Schedule of Members and Units. Upon executing this Agreement, each Member shall contribute to the capital of the Company the amount specified following his or her name on the Schedule of Members and Units as his or her Original Capital Contribution, and shall be credited with the number and class of Units and Voting Interest (if any) set forth therein.

                  6.2.2 The Original Capital Contribution and Units of Membership Interest of each of the Members shall be set forth in the Schedule of Members and Units, as amended from time to time in accordance with the terms of this Agreement.

                  6.2.3 Each Member shall contribute from time to time such money and property as such Member shall be required to contribute pursuant to any Contribution Agreement or other written agreement between the Member and the Company.

         6.3      Additional Capital Contributions.

                  6.3.1 Each Member may contribute from time to time as an Additional Capital Contribution such additional money or other property for such number of additional Units as the Board may approve; provided, however, that any Additional Capital Contribution of property (other than money) made pursuant to this Section shall be subject to the terms and provisions of a Contribution Agreement to be prepared and executed by the contributing Member and the Company prior to delivery of such property.

                  6.3.2 The Board shall equitably adjust the Units and Capital Accounts of each Member to account for any non-pro-rata Additional Capital Contributions on terms that shall be set forth in a Contribution Agreement signed as provided in the preceding paragraph, which agreement shall serve as an amendment to the Schedule of Members and Units.

                  6.3.3 Additional Units of Membership Interests may be granted under this Section 6.3 only as permitted by Sections 5.3 and
         5.4. If additional Units of Membership Interest are granted, the Schedule of Members and Units shall be appropriately amended without the need for any amendment to this Agreement.

                  6.3.4 Except as expressly provided herein, or in a Contribution Agreement signed by a Member, no Member shall be required to make any Additional Capital Contributions.

         6.4      Other Capital Matters.

                  6.4.1 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall demand or receive a return of the Member's Capital Contributions or withdraw them from the Company without the affirmative vote of all of the Members. Under circumstances allowing or requiring a return of any Capital Contributions, no Member shall have the right to receive Company Property other than cash except as may be specifically provided herein.

                  6.4.2 Interest, Draw. No Member shall receive any interest or draw with respect to the Member's Capital Contributions or the Member's Capital Account.

                  6.4.3 Limited Liability. If the Members act in compliance with the LLC Act and the terms of this Agreement, they shall not be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as otherwise provided by any other agreements among the Members or mandatory provisions of applicable state law, a Member shall be liable only to make the Member's Capital Contributions and shall not be required to lend any funds to the Company or, after the Member's Original Capital Contribution has been made, to make any Additional Capital Contributions to the Company.

         6.5 Default by Member. In the event that a Member fails to make any payment, or any installment thereof, when due, of any Capital Contribution or other obligation hereunder or under a Contribution Agreement, the Board may enforce such obligation in such manner as may be permitted by law.

         6.6 Transferee Succeeds to Transferor's Capital Account. If any Member transfers all or a part of such Member's Financial Rights in the Company, whether or not such transfer is permitted under Article 14, any transferee from the Member shall succeed to the Capital Account (including any remaining Capital Contributions) of the transferor Member to the extent of the Units transferred, in accordance with Regulations Section 1.704-1(b)(2)(iv)(1).

         6.7 Loans to Company. If authorized by the Board, a Member may lend money to the Company from time to time, in excess of the Member's Capital Contributions; provided, that no such loan may be treated as a Capital Contribution for any purpose or entitle such Member to any increase in the Member's Units or share of the Profits, Losses, deductions, credits or Distributions of the Company. The Company shall be obligated to such Member for the amount of any such loan, with interest thereon at such rate as may have been agreed upon by such Member and the Board or with respect to the loans by Lakes at the rate set forth in the Loan Agreement.

                                   ARTICLE 7.
                                   ALLOCATIONS

         7.1      Definitions of Profits and Losses.

                  7.1.1 "Profits" and "Losses," respectively, shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss (as the case may be) for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                           7.1.1.1 Any income of the Company that is exempt from
                  Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss.

                           7.1.1.2 Any nondeductible expenditures of the Company
                  described in Code Section 705(a)(2)(B) or treated as Code
                  Section 705(a)(2)(B) expenditures pursuant to Regulations
                  Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss.

                           7.1.1.3 In the event the Gross Asset Value of any
                  Company Property is adjusted pursuant to Section 6.1.5, the amount of such adjustment shall be taken into account as a gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

                           7.1.1.4 Gain or loss resulting from any disposition
                  of Company Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value.

                           7.1.1.5 In lieu of the depreciation, amortization and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with
                  Section 6.1.4.

                           7.1.1.6 To the extent an adjustment to the adjusted
                  tax basis of any Company Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member's Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

                  7.1.2 Notwithstanding any other provisions of this Section, any items that are specially allocated pursuant to Section 7.5 or
         Section 7.6 shall not be taken into account in computing Profits or Losses.

                  7.1.3 The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to
         Section 7.5 or Section 7.6 shall be determined by applying rules analogous to those set forth in Sections 7.1.1.1 through 7.1.1.6 above.

         7.2 Allocation of Profits. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Profits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members and their Capital Accounts shall be increased in accordance with Section 6.1.2, as follows:

                  7.2.1 First, to each Member to whom Losses have been previously allocated pursuant to Section 7.3, to the extent that such Losses have not been fully offset by allocations of Profits pursuant to this Section 7.2.1 ("Unrecovered Losses"), until the cumulative amount of Profits allocated to each such Member pursuant to this Section 7.2.1 is equal to the cumulative amount of Losses allocated to such Member pursuant to Section 7.3; and Profits allocated pursuant to this paragraph 7.2.1 shall be allocated to the Members in proportion to their respective Unrecovered Losses;

                  7.2.2 Thereafter, to the Members, ratably in proportion to their respective number of Units.

         7.3 Allocation of Losses. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Losses, deductions and credits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows and the Capital Accounts reduced in accordance with Section 6.1.2:

                  7.3.1 First, to the Members, ratably in proportion to their respective number of Units, except as otherwise provided in Section 7.3.2;

                  7.3.2    The Losses allocated pursuant to the preceding
         Section 7.3.1 shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have deficit balance in his, her or its Capital Account at the end of any Fiscal Year. If one or more, but not all, of the Members would have a deficit balance in his, her or its Capital Account as a result of any allocation of Losses pursuant to the preceding Section 7.3.1, the limit set forth in the preceding sentence shall be applied on a Member-by-Member basis, so as to allocate the maximum possible amount of Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limits set forth in this Section 7.3.2 shall be allocated to the Members in proportion to their respective positive Capital Account balances (if any) until no Member has a negative Capital Account; and thereafter to all of the Members, as set forth in Section 7.3.1.

         7.4 Pro-ration of Allocations. All Profits, Losses, deductions and credits for a Fiscal Year allocable with respect to any Member whose Units may have been transferred, forfeited, reduced or changed during such year shall be allocated based upon the varying Units of the Members throughout the year. The precise manner in which such allocation shall be made shall be determined by the Board and shall be a manner of allocation permitted to be used for Federal income tax purposes under the Code.

         7.5 Special Allocations. Notwithstanding anything to the contrary in this Article 7, the following special allocations shall be made in the following order:

                  7.5.1 Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code
         Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of the Member's Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Units in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  7.5.2 Allocations Relating to Taxable Issuance of Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of a Unit by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

                  7.5.3 Minimum Gain Charge-back. "Partnership Minimum Gain" within the meaning of Regulations Section 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company property subject to nonrecourse indebtedness (within the meaning of Regulations Section 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Fiscal Year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Regulations Section 1.704-2(f)(1) (a "Minimum Gain Charge-back") for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Regulations Section 1.704-2(g)(2). This paragraph is intended to comply with Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

                  7.5.4 Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation or Distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and if such adjustment, allocation or Distribution results in a negative balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement or the LLC Act and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Regulations Section 1.704-1(b)(2)(ii)(d), such negative balance in his or her Capital Account as quickly as possible.

                  7.5.5 Gross Income Allocation. If any Member would have a negative balance in such Member's Capital Account at the end of any Fiscal Year in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

         7.6 Curative Allocations. The allocations set forth in Sections 7.5.1, 7.5.3, 7.5.4 and 7.5.5 of Section 7.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section. Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 7.2, 7.3 and 7.5.2.

         7.7      Other Allocation Rules.

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

                  7.7.1 For purposes of determining the Profits, Losses or any other items allocable to any period, those Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

                  7.7.2 The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of Company Profit and Loss for income tax purposes.

                  7.7.3 Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company Profits are in proportion to their Units.

         7.8      Tax Allocations under Code Section 704(c).

                  7.8.1 In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 6.1.5.1).

                  7.8.2 In the event the Gross Asset Value of any Company Property is adjusted pursuant to Section 6.1.5.2, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  7.8.3 Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

         7.9 Special Fee Allocation. If any fee or other amount payable to a Member is determined for income tax purposes to be a payment to such Member of a distributive share of Company income or gain (rather than being a fee or expenditure in the nature of an amount payable to a Person who is not a Member or other than in such Person's capacity as a Member), then such amount shall be treated (for income tax purposes and for purposes of determining Capital Accounts) as an allocation of gross income to such Member in the year such amount is accrued, and a Distribution in the year such amount is paid. However, the priority of payment of any such item shall be unaffected by such treatment.

                                   ARTICLE 8.
                                  DISTRIBUTIONS

         8.1 Distributions of Net Cash From Operations. Except for a reasonable cash reserve determined by the Board, and subject to Section 8.3 and the terms of the Loan Agreement, Distributions of Net Cash from Operations for each Fiscal Year shall be made from time to time, but no less frequently than annually:

                  8.1.1 to the Members in proportion to their Units, but only after all loans due from the Company to Lakes and its Affiliates have been paid in full;

                  8.1.2 provided, however, that whether or not the Lakes Loan has been paid the Company shall annually distribute cash to the Members, in proportion to their allocated shares of the Company's net income and gains taxable under the Code for the Fiscal Year, in an amount equal to the Estimated Member Tax Liability, to the extent such a distribution is legally permitted.

         8.2      Other Cash Distributions.

                  8.2.1 Distribution of any net proceeds upon the sale, exchange or other disposition of all or substantially all of the Company Property shall be made in accordance with Section 16.2, subject to the same limitation set forth in Section 8.1.1.

                  8.2.2 Distributions of Net Cash from Sales or Re-financing shall be made to the Members in accordance with Sections 8.1.1 hereof.

         8.3 Management Fee. In no event shall this Agreement be construed to prevent the payment (i) to Lipscomb of the Management Fee (as defined in the Management Contract) or any bonus pursuant to the Management Contract, or (ii) to any other employee or Manager of any salary due such employee or Manager from the Company. Such Management Fee shall be deemed a guaranteed payment to a partner pursuant to the Regulations.

                                   ARTICLE 9.
                      MANAGEMENT AND OPERATION OF BUSINESS

         9.1      Management and Control of the Company.

                  9.1.1 The Governors shall be appointed by the Members pursuant to Article 10. Except as otherwise provided in this Agreement, the Board shall have the sole and exclusive control of the conduct, operations and management of the business of the Company. The Board shall manage the affairs of the Company in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and the business of the Company. Except as otherwise provided herein, all actions to be taken by the Board shall be approved or consented to by a majority vote of the Governors and, subject to obtaining any required approval of the Members hereunder or under applicable law, only actions taken in such manner shall be binding upon the Company.

                  9.1.2 The Board shall carry out its duties through a Chief Executive Manager, a Chief Financial Manager and such other Managers as it shall deem necessary or desirable. The Managers shall be elected and removed by the Board, and their duties shall be established by the Board, all as provided in this Agreement and the Management Contract.

                  9.1.3 The Board and the Managers shall devote such of their time as the Board deems necessary to the management of the business of the Company.

         9.2 Authority of Board. 9.2.1 The Board shall have all necessary powers to carry out the purposes and business of the Company, including, without limitation, the power to delegate appropriate authority to the Company's Managers; provided, however, that the Managers shall at all times remain subject to the supervision of the Board.

         9.3      Restrictions on Authority of Board.

                  9.3.1 In addition to other acts expressly prohibited or restricted by this Agreement or by law, the Board shall have no authority to act on behalf of the Company and is expressly prohibited from the following:

                           9.3.1.1 Doing any act in contravention of this
                  Agreement or for which approval of the Members is required under the LLC Act;

                           9.3.1.2 Admitting any Person as a Member except as
                  provided in this Agreement;

                           9.3.1.3 Performing any act (other than an act
                  required by this Agreement or an act taken in good faith or in reliance upon counsel's opinion) that would, at the time such act occurred, subject any Member to liability as a general partner in any jurisdiction;

                           9.3.1.4 Taking any action that would prevent the
                  Company from being taxed as a partnership under the Code.

                  9.3.2 All actions prohibited under Section 9.3.1 shall require the affirmative vote of all Members and the approving vote of all governors of the Board. Such approving vote may be given at either a special meeting called by the Managers or the Board on at least ten days' prior written notice to all Members or by written action signed by all Members specified above.

         9.4 Obligations of the Board. In addition to the obligations expressly provided by law or this Agreement, the Board, to the extent of Company Property, shall:

                  9.4.1 Perform or cause the Managers to perform all acts necessary or desirable, with respect to the purposes of the Company, to lease, sublease and operate any real estate acquired by the Company;

                  9.4.2 Cause to be filed and published all certificates, statements and other instruments required by law for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

                  9.4.3 Cause the Company to prepare or have prepared all financial and tax statements and reports required under Article 13; and

                  9.4.4 Cause the Company to keep its records at its principal office.

         9.5 Reimbursement of Expenses. The Members, Governors, Managers and their Affiliates shall be reimbursed for all reasonable expenses incurred on behalf of the Company.

         9.6      "Tax Matters Partner".

                  9.6.1 If required by the Code, the Chief Financial Manager shall serve as "Tax Matters Partner," as defined for Federal income tax purposes under Code Section 6231(a)(7), until a new Tax Matters Partner is elected by a vote of the Members holding at least a majority of the Units.

                  9.6.2 If, on advice of counsel, the Tax Matters Partner determines that it is in the best interests of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the Tax Matters Partner is hereby authorized to commence such legal proceedings in such forum as he, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which he is required to deposit a proportionate share of any disputed tax before making such appeal, he must obtain the consent of the Board and of the Members holding a majority of the Class A Units. If such consent is obtained, each of the Members will be required to deposit and pay such Member's proportionate share of such disputed tax before participating in such appeal. The Members acknowledge that such deposit under current law does not earn interest and that a failure to make such a deposit may preclude a Member from pursuing any other sort of appeal by court action.

                  9.6.3 The Tax Matters Partner shall not be liable to any other Member for any action taken with respect to any such administrative proceeding or appeal, so long as the Tax Matters Partner is not grossly negligent or guilty of willful misconduct. Any reasonable costs paid or incurred by the Tax Matters Partner in connection with his activities in such capacity shall be reimbursed by the Company. Each Member acknowledges that any cost he, she or it may incur in connection with an audit of such Member's income tax return, including an audit of such Member's investment in the Company, is such Member's sole responsibility and obligation; and neither the Company, the Board, the Managers, nor the Tax Matters Partner shall be liable to any Member for reimbursement or sharing of any such costs.

         9.7 Conflicts of Interest. The Members, Managers, Governors and their Affiliates may deal with, perform other services for and sell goods or services to the Company without limitation. The fact that a Member, Manager, or any of their Affiliates is employed by, or is directly or indirectly interested in or connected with any Person from whom or which the Company may buy services, merchandise or other property, shall not prohibit the Managers from employing such Person or from otherwise dealing with such Person. Notwithstanding the foregoing, in the event that Lakes or its parent company Lakes Gaming, Inc. or any of its Affiliates perform any services on behalf of the Company, the Company shall only pay reasonable and competitive fair market rates for such services and such rates shall not include any payment of the general overhead costs of Lakes or of Lakes Gaming, Inc. or any of its Affiliates.

         9.8 Other Activities. Except as otherwise provided in the Management Contract, the Members, Governors, Managers and their Affiliates may, during the term of this Agreement, engage in and possess an interest for their own accounts in other business ventures of every nature and description, independently or with others, including, but not limited to, investment activities involving securities and other investments; and neither the Company nor any Member, by virtue of this Agreement shall have any right in and to such independent venture or any income or profit derived therefrom.

         9.9 Liability Under Other Agreements. The obligations of the Members, Managers and Governors or their Affiliates, pursuant to any agreement or contract entered into in their personal capacity with the Company (whether or not such agreements are referred to herein) shall be separate and distinct from their obligations hereunder and any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.

         9.10     Execution of Instruments.

                  9.10.1 All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by the Chief Executive Manager (President), any Vice President, the Chief Financial Manager (Treasurer), the Secretary or by such other person or persons as may be designated from time to time by the Board.

                  9.10.2 If a document must be executed by persons holding different positions or functions and one person holds such positions or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

         9.11 Advances. The Company may, without a vote of the Governors, advance money to its Governors, Managers or employees to cover reasonable expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                                   ARTICLE 10.
              APPOINTMENT, RESIGNATION OR REMOVAL OF THE GOVERNORS;
                        ADDITIONAL OR SUCCESSOR GOVERNORS

         10.1 Appointment of Governors. The Board shall consist of three (3) individuals. Lakes shall appoint two (2) Governors to serve on the Board and Lipscomb shall appoint one (1) Governor to serve on the Board. Governors shall be natural persons.

         10.2 First Governors. The initial Governors appointed by each of the Appointing Members are the individuals designated below opposite the Appointing Member's name, as follows:

                  Lipscomb:                 Steven Lipscomb

                  Lakes:                    Lyle Berman

                                            Timothy Cope

         10.3 Removal, Resignation and Replacement of Governors. The Appointing Member who appointed any Governor under this Article 10 shall have the power to remove and replace that Governor, without the consent of the other Members. Any Governor may resign at any time by giving written notice to the Board and the Member appointing the Governor.

         10.4 Term. Each appointed Governor shall hold office until his or her death, resignation, removal or disqualification.

         10.5 Place of Meetings. Each meeting of the Board shall be held at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the Governors or by the Chief Executive Manager.

         10.6 Regular Meetings. Regular meetings of the Board for the election of Managers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the Members.

         10.7 Special Meetings. A special meeting of the Board may be called for any purpose or purposes at any time by any Governor by giving not less than two days' notice to all Governors of the date, time and place of the meeting; provided, however, that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

         10.8     Waiver of Notice; Previously Scheduled Meetings.

                  10.8.1 A Governor of the Company may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a Governor entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Governor at a meeting is a waiver of notice of that meeting, unless the Governor objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

                  10.8.2 If the date, time and place of a meeting of the Board have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

         10.9 Quorum. A majority of the Governors currently holding office shall be necessary to constitute a quorum for the transaction of business; provided, however, that at least one Governor appointed by each Appointing Member must be in attendance. In the absence of a quorum, a majority of the Governors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the Governors present may continue to transact business until adjournment, even though the withdrawal of a number of the Governors originally present leaves less than the proportion or number otherwise required for a quorum.

         10.10 Acts of Board. Except as otherwise required by law or specified in the Certificate or this Agreement, the Board shall take action by the affirmative vote of a majority of the Governors present, in person or by telephone, at a duly held meeting.

         10.11 Participation by Electronic Communications. A Governor may participate in a meeting of the Board by any means of communication through which the Governor, other Governors so participating and all Governors physically present at the meeting may simultaneously hear each other during the meeting. A Governor so participating shall be deemed present in person at the meeting.

         10.12 Absent Governors. A Governor of the Company may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board. If the Governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected.

         10.13 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting by written action signed by all of the Governors. The written action is effective when signed by the required number of Governors, unless a different effective time is provided in the written action.

         10.14    Committees.

                  10.14.1 A resolution approved by the Board may establish committees having the authority of the Board in the management of the business of the Company only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 10.15.

                  10.14.2 A committee shall consist of one or more natural persons, who need not be Governors, appointed by the Board.

                  10.14.3 Section 10.6 and Sections 10.8 to 10.14 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and

         Governors; provided, however, that a majority of the committee members currently appointed by the Board shall constitute a quorum for the transaction of business.

                  10.14.4 Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any Governor.

         10.15 Special Litigation Committee. Pursuant to the procedure set forth in Section 10.14, the Board may establish a committee composed of one or more independent Governors or other independent persons to determine whether it is in the best interests of the Company to pursue a particular legal right or remedy of the Company and whether to cause, to the extent permitted by law, the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Company. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Company and its Governors, Managers and Members to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

         10.16 Compensation. Governors will not be entitled to any compensation for their service on the Board.

         10.17 Compensation Committee. The Board shall establish a Compensation Committee consisting of two Governors, one appointed by Lakes and one appointed by Lipscomb. Except as otherwise set forth under the Management Contract, the Compensation Committee shall determine the salaries, benefits, and bonuses of all employees and Managers of the Company. During the first five (5) Fiscal Years, the Compensation Committee shall, unless the Committee unanimously determines otherwise, distribute annual bonuses equal in the aggregate to ten percent (10%) of the Company's Profits for such Fiscal Year.

         10.18 Incapacity. If any Member, Governor or Manager is incapacitated, such Member, Governor or Manager may act through its duly authorized attorney-in-fact who is authorized to act notwithstanding such incapacity, provided however, that nothing contained in this Section shall prevent the Members from removing such incapacitated Governor nor the Governors from removing such incapacitated Manager as and to the extent provided in this Agreement.

                                   ARTICLE 11.
                                    MANAGERS

         11.1 Number and Designation. The Company shall have one or more natural persons exercising the functions of the position of Chief Executive Manager and Chief Financial Manager. The Board may elect or appoint such other Managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Agreement unless otherwise determined by the Board. Any of the positions or functions of those positions may be held by the same person.

         11.2 Chief Executive Manager. Unless provided otherwise by a resolution adopted by the Board, or this Agreement, the Chief Executive Manager, who may also be known as the Chief Executive Officer, shall be the chief executive officer of the Company and (a) shall have general active management of the business of the Company; (b) shall, when present, preside at all meetings of the Members and Board; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and Members; and (e) shall perform such other duties as may from time to time be prescribed by the Board.

         11.3     Chief Financial Manager.

                  11.3.1 Unless provided otherwise by a resolution adopted by the Board, the Chief Financial Manager, who may also be known as the Chief Financial Officer, shall be the chief financial officer of the Company and shall act as the Company's treasurer and (a) shall keep accurate financial records for the Company; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) shall disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the Chief Executive Manager and the Board, whenever requested, an account of all of such Manager's transactions as treasurer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Manager from time to time. Timothy Cope shall be the Chief Financial Manager of the Company.

                  11.3.2 Unless otherwise determined by the Board, the Chief Financial Manager shall also be the treasurer of the Company. If a Manager other than the Chief Financial Manager is designated treasurer, the treasurer shall perform such duties as may from time to time be assigned by the Board.

         11.4 President. Unless otherwise determined by the Board, the Chief Executive Manager shall also be the president of the Company. If a Manager other than the Chief Executive Manager is designated president, the president shall perform such duties as may from time to time be assigned by the Board or the Chief Executive Manager.

         11.5 Vice Presidents. Any one or more vice presidents, if any, may be designated by the Board as executive vice president or senior vice president. During the absence or disability of the President, it shall be the duty of the highest ranking executive vice president, and, in the absence of any such executive vice president, it shall be the duty of the highest ranking senior vice president or other vice president, who shall be present at the time and able to act, to perform the duties of the president. The determination of who is the highest ranking of two or more persons holding the same position shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Company.

         11.6 Secretary. The secretary, unless otherwise determined by the Board, shall attend all meetings of the Members and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by this Agreement, the secretary shall give or cause to be given notice of all meetings of the Members and all meetings of the Board. Timothy Cope shall be the secretary of the Company.

         11.7 Authority and Duties. In addition to the foregoing authority and duties, all Managers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board. Unless prohibited by a resolution of the Board, a Manager elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

         11.8     Term.

                  11.8.1 All Managers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

                  11.8.2 A Manager may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

                  11.8.3 A Manager may be removed at any time, with or without cause, by a resolution of the Board, subject to the provisions of this Agreement and any other agreement with the Manager.

                  11.8.4 A vacancy in a position because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the position of Chief Executive Manager or Chief Financial Manager shall, be filled for the unexpired portion of the term by the Board.

         11.9 Initial Manager. The Members hereby agree that Lipscomb shall initially serve as the Chief Executive Manager and Timothy Cope shall initially serve as the Chief Financial Manager of the Company.

                                   ARTICLE 12.
                               MEETING OF MEMBERS

         12.1 Place of Meetings. Each meeting of the Company's Members shall be held at the principal executive office of the Company or at such other place as may be designated by the Chief Executive Manager or the Company's Board.

         12.2 Regular Meetings. Regular meetings of the Members may be held on an annual or less frequent basis.

         12.3 Special Meetings. A special meeting of the Members may be called for any purpose or purposes at any time by the Chief Executive Manager; by the Chief Financial Manager; by the Board; or by one or more Members owning not less than ten percent (10%) of the Voting Interests, who shall demand such special meeting by written notice given to the Chief Executive Manager or the Chief Financial Manager of the Company specifying the purposes of such meeting.

         12.4 Meetings Held Upon Member Demand. Within fifteen (15) days after receipt of a demand by the Chief Executive Manager or the Chief Financial Manager from any Member or Members entitled to call a meeting of the Members, it shall be the duty of the Board to cause a special or regular meeting of Members, as the case may be, to be duly called and held on notice no later than thirty
(30) days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section 12.4, the Member or Members making the demand may call the meeting by giving notice as provided in
Section 12.6 hereof at the expense of the Company.

         12.5 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

         12.6 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five (5) days and not more than thirty (30) days prior to the meeting to every Member holding a Voting Interest except as specified in Section 12.5. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

         12.7 Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of the Members. A waiver of notice by a Member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         12.8 Voting Rights. Except as otherwise provided in this Agreement, a Member shall have one vote for each Class A Unit of Membership Interest. If a Member votes without designating the proportion of his, hers or its Voting Interest voted in a particular way, the Member is deemed to have voted all of such Voting Interest in that way.

         12.9 Proxies. A Member may cast or authorize the casting of a vote by filing a written appointment of a proxy with a Manager of the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the Member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original; provided, however, that it is a complete and legible reproduction of the entire original.

         12.10 Quorum. Members holding a majority of the Voting Interests shall constitute a quorum for the transaction of business, unless otherwise provided in the Certificate or this Agreement. If a quorum is present when a duly called or held meeting is convened, the Members present may continue to transact business until adjournment, even though the withdrawal of Members originally present leaves less than the proportion otherwise required for a quorum.

         12.11 Acts of Members. Except as otherwise required by law or specified in the Certificate or this Agreement, the Members shall take action by the affirmative vote of the Members holding a majority of the Voting Interests.

         12.12    Action Without a Meeting.

                  12.12.1 Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Members holding Class A Units.

                  12.12.2 A written action is effective when signed by the required Members, unless a different effective time is provided in the written action.

                                   ARTICLE 13.
                          BOOKS OF ACCOUNT AND REPORTS

         13.1 Books of Account. The Board shall cause to be kept complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as set forth in Section 13.2. The books and records of the Company shall be closed and balanced as of the end of each Fiscal Year. The books of account and other records of the Company shall at all times be kept at 130 Cheshire Lane, Minnetonka Minnesota and each of the Members and Governors shall have access to and may inspect and copy any of such books and records at all reasonable times and upon reasonable notice as required under the LLC Act.

         13.2 Accounting Practices. The books of account of the Company shall be kept on the cash or accrual basis, as determined by the Board, according to generally accepted accounting principles consistently applied. Such principles shall be applied by the Board upon the advice of the Company's accountants. The Board shall have the authority to designate and retain a firm of independent certified public accountants to assist in the maintenance and preparation of such books, records and reports as the Board deems desirable.

         13.3 Bank Accounts. The Company shall maintain bank accounts in such bank or banks as may be selected by the Board. All withdrawals from such bank accounts shall be made by check or other instrument, signed by such Person or Persons as the Board may designate.

         13.4     Reports.

                  13.4.1 Report to the Board. The Company's Chief Executive Manger shall submit a prospective 12-month budget to the Board for approval within 30 days prior to the beginning of each Fiscal Year. In addition, the Company's CFM will, within 30 days prior to the beginning of each Fiscal quarter, submit a quarterly report refining such 12-month budget to the Board for approval.

                  13.4.2 Report to Members. Not later than ninety days after the end of each Fiscal Year of the Company, the Chief Executive Manager shall furnish to each Member a report of the business and operations of the Company during such Fiscal Year, which report shall constitute the accounting of the Board for such fiscal year. The report shall contain financial statements, including statements of assets and liabilities, of income and expenses, of Members' equity and changes in financial position, of cash flow and of the amount and nature of any compensation paid to the Members, Governors, Managers or their Affiliates during the period, including a description of the services performed in relation thereto, and shall otherwise be in such form and have such content as the Board deems proper. Such report shall state income from every source, including net gains from disposition or sale of Company Property.

                  13.4.3 Report to Lakes. The Company's CFM will submit reports to Lakes within 10 days after each month-end tracking all spending from the prior month against funds received under the loan documents for such month.

         13.5     Partnership Tax Status and Information.

                  13.5.1 The Members acknowledge that at any time that the Company has more than one member it will be treated as a "partnership" for income tax purposes.

                  13.5.2 Not later than ninety days after the end of each Fiscal Year of the Company, the Chief Financial Manager shall cause to be delivered to each Person who was a Member at any time during such Fiscal Year, a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Person's Federal, state and local income tax (or information) returns, including a statement showing such Person's share of income, gain or loss and credits for such Fiscal Year, as determined for Federal, state and local income tax purposes.

                  13.5.3 In addition, the Chief Executive Manager shall from time to time cause to be delivered to each Member adequate information relating to the Company's operations to enable each Member to complete and file all Federal, state and local estimated tax returns for which the Member may be liable.

         13.6 Tax Basis Elections. In the event of a transfer or a repurchase by the Company or Distribution of Company Property by the Company in exchange for all or part of the Interest of any Member, the Company may elect, pursuant to Code Section 754 (or any successor provision), to adjust the basis of the Property of the Company. Such election must be agreed to by Members holding at least a majority of the Units.

                                   ARTICLE 14.
                        TRANSFER OF MEMBERSHIP INTERESTS

         14.1     Transfer Restrictions and Exceptions.

                  14.1.1 General Restriction and Related Definitions. Except as permitted under this Article 14, no part of a Member's Interest or any Unit Options may be assigned or otherwise transferred, whether voluntarily or involuntarily, nor may a Member enter into a binding agreement to assign or otherwise transfer all or any part of the Member's Interest or any Unit Options. The records required to be kept by the Company under the LLC Act and other appropriate records of the Company shall be noted to prevent the sale or assignment of Interests except in accordance with this Article 14 and Article 17.

         For purposes of this Article 14, the following terms shall have the definitions set forth below:

                  (a) "Member Trust Beneficiary" means any individual who is a beneficiary of a Trust that is a Member.

                  (b) "Trust" means, for purposes of this Agreement, (i) a trust that is revocable under state law by the grantor or grantors during the life of the grantor or grantors; (ii) a trust that is irrevocable under state law; (iii) a custodial account established under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act or the Uniform Custodial Trust Act, as in effect in the state that has jurisdiction over the account; or (iv) a protective fiduciary relationship under state law, such as a guardianship or conservatorship of a legally incompetent individual.

                  (c) "Family" means an individual, his or her spouse (but only if he or she and his or her spouse are not separated), his or her direct lineal descendants and his or her direct ancestors. For purposes of this Agreement, "direct lineal descendants" means children, grandchildren, great grandchildren and so on, by natural birth or legal adoption; and "direct ancestors" means parents, grandparents, great grandparents and so on, by natural birth or legal adoption

                  14.1.2 Exceptions for Vested Units. The following Transfers of Units are not subject to the restrictions set forth in Section 14.1.1, but the following exceptions apply only to a Member's Units, if any, that are not subject to forfeiture for any reason under the terms of the Management Contract, an Option Agreement or any other written agreement between the Company and the Member ("Vested Units"):

                           14.1.2.1 any Transfer of Vested Units to the Company
                  or another Member;

                           14.1.2.2 any Transfer of all or any portion of the
                  Membership Interest of Lakes, subject to the requirements of
                  Section 17.1;

                           14.1.2.3 any Transfer of Vested Units by Members
                  other than Lakes pursuant to Section 17.1;

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

                           14.1.2.4 any Transfer of Vested Units pursuant to
                  Section 17.3;

                           14.1.2.5 by gift to a member of the Family of either
                  an individual Member or an individual Member Trust
                  Beneficiary;

                           14.1.2.6 by gift to a Trust for the primary benefit
                  of a Member or a member of the Family of either an individual Member or an individual Member Trust Beneficiary; provided, however, that any Transfer of Vested Units to a revocable Trust for the primary benefit of a Member shall remain subject to this Agreement as if it were held by the Member, except that the trustee shall be substituted for the Member or the Member's legal representative with respect to any notices, payments or Transfer of Vested Units under this Agreement.

                  14.1.3 Exception for Unit Options. A Person holding Unit Options may Transfer some or all of such Unit Options only to the limited extent expressly set forth in the Option Agreement providing for such Unit Options.

                  14.1.4 Assignment Rules. Any Transfer of all or any of the Units of a Member's Interest permitted under this Agreement shall be effective only if:

                           14.1.4.1 the Member assigns all of the Member's
                  Voting Rights relating to such Units, coupled with a simultaneous assignment to the same transferee of all of the Member's Financial Rights relating to such Units;

                           14.1.4.2 the transferee complies with the conditions
                  of Section 14.2; and

                           14.1.4.3 the Transfer is permitted under the
                  Securities Act of 1933, as amended, and other applicable federal or state securities laws, and, if requested by the Company, only upon delivery to the Company of an opinion of counsel satisfactory to the Company in form and substance to the effect that such Transfer may be effected without registration under the Securities Act.

                           14.1.4.4 All Transfers of Interests occurring during
                  any month shall be deemed to be effected as of the first day of the month next following the month in which the assignment occurs.

         14.2 Documents and Expenses. As a condition to admission as a Member, an assignee of all or part of the Interest of any Member, or the legatee or distributee of all or any part of the Interest of any Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the agreement of the person being admitted as such Member to be bound by all the terms and provisions of this Agreement. Such assignee, legatee or distributee shall pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, legal fees and costs of the preparation of any amendment to this Agreement, if necessary or desirable in connection therewith.

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

         14.3 Acquit Company. In the absence of written notice to the Company of any assignment of a Membership Interest, any payment by the Company to the assigning Member or his or its executors, administrators or representatives shall acquit the Company of liability, to the extent of such payment, to any other Person who may have an interest in such payment by reason of a transfer by the Member or by reason of such Member's death or otherwise.

         14.4     Prohibited Transfers.

                  14.4.1 Any purported Transfer of all or any portion of an Interest that is not permitted under this Article 14 shall be null and void and of no force or effect whatsoever; provided, however, that, if the Company is required by applicable law to recognize a Transfer that is not so permitted (or if the Board, in its sole discretion, elects to recognize a Transfer that is not so permitted), the transferred Interest shall be strictly limited to the transferor's Financial Rights as provided by this Agreement with respect to the transferred Interest, which may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

                  14.4.2 Subject to Article 17, in the case of a Voluntary Transfer (as defined in Section 17.3.2.5) or attempted Voluntary Transfer of all or any portion of an Interest that is not permitted hereunder, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Voluntary Transfer or attempted Voluntary Transfer and efforts to enforce the indemnity required hereby.

         14.5 Limited Rights of Unadmitted Transferees. A Person who acquires any part of an Interest, but is not admitted as a substitute Member pursuant to Section 5.4: (a) shall be subject to the restrictions of Section 14.1.1, (b) shall be entitled only to allocations and Distributions with respect to such Interest in accordance with this Agreement, (c) shall have no right to any information or accounting of the affairs of the Company, (d) shall not be entitled to inspect the books or records of the Company, (e) shall not be entitled to exercise any Voting Rights and (f) shall not have any of the other rights of a Member under the LLC Act or this Agreement.

                                   ARTICLE 15.
                             AMENDMENT OF AGREEMENT

         When circumstances require amendment of this Agreement to comply with any law, or at any time the Members holding ten percent (10%) or more of the aggregate Class A Units propose an amendment to this Agreement, the Chief Executive Manager shall call a special meeting of all Class A Members for the purpose of considering such proposed amendment. At least thirty days prior to such meeting, the Board shall deliver to each Class A Member written notice of the meeting and a statement of the purposes of the amendment and such other matters as the Board deems material to consideration of the amendment. The amendment so proposed shall be adopted if approved by Members holding more than seventy-five percent (75%) of the Class A Units, provided, however, no

Amendment which affects the Financial Rights or Voting Rights or other rights or obligations of a Member shall be effective unless such amendment is approved by such Member. Alternatively, this Agreement may be amended by a written action signed by all of the Members.

                                   ARTICLE 16.
                                   DISSOLUTION

         16.1     Liquidating Events.

                  16.1.1 The Company shall be dissolved upon (i) the written agreement of all Members holding at least seventy-five percent of the outstanding Class A Units of the Company, provided that in the event the Loan Agreement is in effect and the Early Termination Provisions thereunder are not applicable the required percentage under clause (i) of Section 16.1.1 shall be one hundred percent, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act (a "Liquidating Event").

                  16.1.2 As soon as possible following the occurrence of a Liquidating Event that causes the dissolution of the Company, the appropriate representative of the Company shall execute a notice of dissolution in such form as shall be prescribed by the Secretary of State of Delaware, setting forth the information required under the LLC Act and shall file that notice with such Secretary of State's office.

                  16.1.3 If the Company is dissolved, the Company shall cease to carry on its business upon filing a notice of dissolution with the Secretary of State of Delaware, except insofar as may be necessary for the winding up of the Company's business, but its separate existence shall continue until a certificate of termination has been issued by such Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         16.2     Distributions on Liquidation.

                  16.2.1 Upon liquidation of the Company, its business shall be wound up, the Board (or other Person designated by all of the Members) shall take full account of the Company Property and liabilities, and all Property (tangible and intangible) shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any Property is not sold, gain or loss shall be allocated to the Members in accordance with Article 7 as if such Property had been sold at its fair market value at the time of the liquidation. If any Property is distributed to a Member, rather than sold, the Distribution shall be treated as a Distribution equal to the fair market value of the Property at the time of the liquidation. The Property of the Company shall be applied and distributed in the following order of priority:

                           First, to the payment of all debts and liabilities of
                  the Company, including all debts due the Members, Governors, Managers and their Affiliates, and including all amounts outstanding under the Loan Agreement and any other loans or advances that may have been made by the Members of the Company, in the order of priority as provided by law;

                           Second, to the establishment of any reasonable
                  reserves deemed necessary by
                  the Board or other Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

                           Third, to the Members, ratably, in proportion to the
                  extent of the excess of the Original Capital Contribution (as defined in Section 6.1.6) in cash or property (if any) of each Member over (i) all Distributions made to such Member pursuant to Section 8.1.1 or 8.2 that are not in proportion to all Members' Units; and (ii) all Losses allocated to such Member pursuant to Section 7.3, which have not been offset by allocations of Profits to such Member pursuant to Section 7.2.1;

                           Fourth, to the Members, ratably in proportion to the
                  credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under Article 7, including the allocation of any Profit or Loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section) of the Company's Property; and

                           Last, to the Members in accordance with their
                  respective number of Units; provided, however, that in no event shall any Member receive any distribution pursuant to this Section 16.2 with respect to any Units of Membership Interest that are not vested (or are to become vested upon a liquidation that would trigger this provision) pursuant to the terms of the Management Contract or any other agreement between such Member and the Company that restricts ownership of some or all of such Member's Units.

                  16.2.2 The Company may offset any amount due a Member under this Section 16.2 by the amounts of (i) any debts owed the Company by the Member, and (ii) any damages suffered by the Company as a result of that Member's breach (if any) of this Agreement.

                                   ARTICLE 17.
      RIGHTS, OPTIONS AND VALUATION RESULTING FROM TRANSFERS OR WITHDRAWALS

         17.1     Tag-Along Rights.

                  17.1.1 If at any time Lakes intends to sell or exchange a percentage of its Units to any Person or group of Persons, which sale or exchange will result in Lakes owning less than a majority of the Company's Units, then Lakes shall refrain from effecting such transaction unless, prior to the consummation thereof, each other Member shall have been afforded the opportunity to join in such sale or exchange as hereinafter provided in this Section 17.1.

                  17.1.2 Prior to consummation of any sale or exchange of Units described in Section 17.1.1, Lakes shall cause the Person or group that proposes to acquire such Units (the "Proposed Purchaser") to offer in writing ("Purchase Offer") to each other Member to purchase Units, including any Units that are acquired by the Member pursuant to the exercise of Unit Options before accepting the Purchase Offer, such that the number of Units so offered to be purchased from such Member shall be equal to the product obtained by multiplying the aggregate number of Units proposed to be purchased by the Proposed Purchaser by such Member's Pro Rata Share. The Purchase Offer shall set forth such terms and conditions and identify the Proposed Purchaser and any Person known by Lakes to control the Proposed Purchaser and shall include a copy of any purchase offer or agreement. Each Member shall have 20 calendar days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and such acceptance shall be binding and irrevocable. If the Purchase Offer is accepted by one or more of such Members, then the number of Units to be sold to the Proposed Purchaser by Lakes shall be reduced by the aggregate number of Units to be purchased by the Proposed Purchaser from such other Members pursuant thereto. Such purchase shall be made at the same price and on the same terms and conditions as the Proposed Purchaser shall have offered to purchase Units to be sold by Lakes. The closing of such purchase shall occur not later than 30 days after such acceptance. In the event that a sale or other transfer subject to this Section 17.1 is to be made to a Proposed Purchaser who is not a Member, Lakes shall notify the Proposed Purchaser that the sale or other transfer is subject to Sections 14.1.3 and 14.5 and this Section 17.1 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with Sections 14.1.3 and 14.5 and this Section 17.1.

         17.2     Preemptive Rights.

                  17.2.1 The Company hereby grants to Lakes a preemptive right to purchase a fraction, the numerator of which is the total number of Units held by Lakes and the denomination of which is the total number of Units held by all of the Members or then subject to any Unit Options, of any New Units (as defined below) that the Company may, from time to time, propose to issue and sell to current or new Members. Such preemptive right shall allow Lakes to maintain its equity position in the event any New Units are issued by the Company. The preemptive right granted hereunder shall terminate if unexercised within 15 calendar days after receipt of the notice described in Section 17.2.3 below.

                  17.2.2 "New Units" shall mean any Units authorized by the Board but not yet issued; provided however, that the term "New Units" does not include (a) any Units outstanding on the Effective Date of this Agreement which have not been subsequently repurchased, redeemed or otherwise reacquired by the Company; (b) any Units to be issued to any employee, manager or consultant to the Company pursuant to Section
         5.4.2 hereof; (c) any Units to be issued to Lakes, or (d) any Units issued pursuant to, or in connection with, any other acquisition of another Person, business or line or operating unit of any business by the Company or its subsidiaries by merger, consolidation, stock purchase, purchase of assets or other similar transaction.

                  17.2.3 In the event that the Company proposes to undertake issuance of New Units, it shall give Lakes written notice of its intention ("New Issue Notice"), describing the number and type of New Units it intends to issue, the purchase price therefor (which shall be payable solely in cash), the terms upon which the Company proposes to issue the same, including the current fair market value of each Unit on the date such New Issue Notice is given. Lakes shall have 15 calendar days from the date the New Issue Notice is received by it to determine whether to exercise its preemptive rights to purchase its share or a lesser number of such New Units for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Units to be purchased. An election by Lakes to purchase New Units shall be binding and irrevocable.

         17.3     Unit Purchase Options.

                  17.3.1 Definitions. Wherever used in this Section 17.3 or in this Agreement, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

                           17.3.1.1 "Affected Interest" shall mean either of the
                  following:

                           (a)      the affected portion of a Member's
                  Membership Interest, in the event of a Transfer (including a proposed or attempted Transfer) by any Person of such portion of such Member's Voting Rights and/or Financial Rights in violation of this Agreement; or

                           (b)      the affected portion of a Member's
                  Membership Interest, in the event that such portion becomes subject to the right of the Company or any other Member to purchase such portion under this Article 17.

                           17.3.1.2 "Transferring Holder" shall mean any of the
                  following Persons: (a) a Member whose Affected Interest is being terminated or is the subject of any other event that caused such Interest to become an Affected Interest; (b) any non-Member transferee holding an Affected Interest as a result of a Transfer or attempted Transfer; or (c) any legal representative of either.

                  17.3.2 Events Creating Option To Buy. Except for Transfers permitted by Section 14.1.2, if any of the following events occurs or is attempted, the Company and/or the Class A Members, or certain Class A Members as specified herein, shall have the option to buy the Affected Interest and the Transferring Holder shall be obligated to sell the Affected Interest pursuant to the terms and conditions of this
         Section 17.3:

                           17.3.2.1 "Death or Dissolution," which means the
                  death of any Member who is an individual or the dissolution of any Member that is a corporation, limited liability company, trust, partnership or other entity, in which case the Member's entire Interest shall be the Affected Interest and the holder thereof shall be the Transferring Holder obligated to sell such Affected Interest pursuant to the terms and conditions of this Section 17.3.

                           17.3.2.2 "Foreclosure of a Pledge," which means any
                  of the following events: (a) any Person attempts to gain absolute rights to any portion of a Membership Interest as a result of a default under a security interest, whether pursuant to the Uniform Commercial Code or otherwise and regardless of whether the security interest is termed as a pledge, collateral, a conditional assignment, an outright assignment, or in any equivalent manner, and regardless of whether the security interest is perfected; (b) an agreement is entered into to do any of the foregoing; or (c) the foreclosure is termed a repossession, cancellation, enforcement, foreclosure or similar term.

                           17.3.2.3 "Gaming Rights Purchase Option," which means
                  the optional rights of the Company and Lakes to purchase the Interest of any Member (other than Lakes or one of its Affiliates) under Section 5.5; and if the Company and Lakes become entitled to complete such a purchase under Section 5.5, the Interest subject to such purchase options shall be an Affected Interest and the holder thereof shall be the Transferring Holder obligated to sell such Affected Interest pursuant to the terms and conditions of this Section 17.3.

                           17.3.2.4 "Involuntary Transfer," means any Person's
                  attempt, whether or not completed, to gain absolute rights to any portion of a Membership Interest by (a) sale pursuant to a levy of execution, (b) garnishment, (c) attachment, (d) property division or settlement in a marriage dissolution proceeding, (e) the dissolution of a Member that is a corporation, partnership, limited liability company, trust or other entity, or (f) other legal process, including without limitation Bankruptcy or receivership proceedings that would result in a Transfer of a Membership Interest.

                           17.3.2.5 "Voluntary Transfer," which means any of the
                  following events, or an attempt to do so: if (a) any Membership Interest is sold, exchanged, pledged, encumbered, given, gifted or otherwise voluntarily Transferred, with or without full consideration in violation of this Agreement; or
                  (b) an agreement is entered into by any person to do any of the foregoing.

                           17.3.2.6 "Lipscomb's Purchase Option." In the event
                  of an Early Termination (as defined in the Loan Agreement) of the Loan Agreement, at any time subsequent to the Early Termination Date (as defined in the Loan Agreement) and prior to or on the first anniversary of such Early Termination Date, Lipscomb (or his successors or assigns, as applicable) shall have the right upon ten (10) days prior written notice to Lakes (such notice being received at least ten (10) days prior to the first anniversary of such Early Termination Date), to purchase Lake's entire Membership Interest in the Company, as set forth in the Schedule of Members and Units ("Lakes' Interest"). In the event that Lipscomb elects to exercise such option, Lakes' Interest shall become an Affected Interest and Lakes shall become a Transferring Holding obligated to sell such Affected Interest pursuant to the terms and conditions of this Section 17.3.

                           17.3.2.7 "Lakes' Purchase Option." At any time
                  subsequent to February 25, 2006, upon Lipscomb's written request, Lakes agrees to make reasonable good faith efforts to negotiate the purchase of that portion of Lipscomb's Membership Interest in the Company, as set forth on the Schedule of Members and Units, which is fully vested pursuant to the terms of the Management Contract ("Lipscomb's Interest") pursuant to the terms and conditions of this Section 17.3.

                  17.3.3 Notice To Company and Class A Members. Each Transferring Holder shall give written notice to the Company and to the Class A Members within thirty (30) days of the occurrence of any event described in Section 17.3.2 (except for any event described in Section 17.3.2.3, 17.3.2.6 or 17.3.2.7, in which case the resulting purchase options hereunder shall be subject to such alternate notice provisions as are set forth in this Section 17.3.3). Such notice shall be sent, return receipt requested, to a Governor of the Company other than one appointed by the Transferring Holder or its predecessor in interest with respect to the Affected Interest, at the address of such Governor in the records of the Company, with a copy to the Chief Executive Manager and the Chief Financial Manager, if he or she is not the Governor receiving the notice. The Company's Secretary shall also send the notice to each Class A Member at the most recent address reflected on the Company's records or such other residential address as the party giving notice has reason to know is more current. If the Transferring Holder fails or refuses to give such notice, the Company or any Class A Member may do so as soon as it has the information required to be given in such notice. Each such notice shall contain the following information:

                           17.3.3.1 Notice of Death or Dissolution. Any notice
                  of death shall state the date of death and give the name and address of the personal representative, if one has been appointed, or the proposed personal representative if known. A copy of the order appointing the personal representative, if any, shall be attached to the notice. Any notice of dissolution shall state the date of dissolution, and a copy of the relevant filing with the state in which the Member is organized shall be attached to the notice.

                           17.3.3.2 Notice of Foreclosure of a Pledge. The
                  notice of foreclosure of a pledge of a Membership Interest shall identify to whom the Member pledged the Membership Interest, a description of the Membership Interest, the reason for the foreclosure, and shall identify all material terms of the pledge agreement and the foreclosure. A copy of all agreements and documents relating to the pledge shall be attached to the notice.

                           17.3.3.3 Notice of Involuntary Transfer. Any notice
                  of Involuntary Transfer shall identify: the order, decree or directive requiring the Involuntary Transfer of a Membership Interest, a description of the Membership Interest, the reason for the Involuntary Transfer, and the pertinent terms of the Involuntary Transfer. A copy of the relevant order, decree or directive shall be attached to the notice. Any such notice shall identify the type of Involuntary Transfer (as described in Section 17.3.2.4) and shall identify any trustee or other fiduciary appointed with regard to the Transferring Holder. A copy of any petition for Voluntary Bankruptcy, petition for Involuntary Bankruptcy, order appointing a receiver, whether permanent or temporary, order creating an assignment for the benefit of the Transferring Holder's creditors, and/or any judgment against the Transferring Holder that has remained unsatisfied or unbonded for a period of thirty (30) days or longer shall be attached to the notice, as applicable.

                           17.3.3.4 Notice of Voluntary Transfer. Any notice of
                  Voluntary Transfer shall identify the transferee to whom the Transferring Holder desires to sell, exchange, pledge or give a Membership Interest, a description of the Membership Interest and the consideration, if any, for the Voluntary Transfer. The notice shall also identify all pertinent terms of the Transfer. A copy of all agreements and documents pertinent to the Transfer shall be attached to the notice.

                  17.3.4 Company's Option To Purchase. Except with respect to the options set forth in Sections 17.3.2.6 and 17.3.2.7, for the period commencing upon the occurrence of an event giving rise to an option to buy, as otherwise specified in Section 17.3.2, and continuing thereafter until sixty (60) days after the Company's receipt of notice of the event giving rise to the option, which notice is in substantial compliance with the provisions of Section 17.3.3, the Company shall have the option to purchase all, but not less than all, of the Affected Interest of a Transferring Holder, which option and right to purchase are at the price and according to the terms and conditions provided in this Section 17.3 and in Sections 17.4 and 17.5. The Company may exercise its right and option to purchase by giving notice to the Transferring Holder (with a copy to the Class A Members, other than the Transferring Holder) of the Company's intention to exercise its right and option before the expiration of said sixty (60) day period. In no event shall the Transferring Holder (nor any Governor he, she or it has appointed) vote, either as a Governor or as a Class A Member, on the question of whether the Company will elect to exercise its option. For purposes of voting on that question, the vote of at least a majority of the Governors and the Units held by Class A members who are not prevented from voting under the preceding sentence shall be sufficient to decide the question, notwithstanding any other quorum or voting requirement set forth in this Agreement or the LLC Act. Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to purchase any Units if its payment of the purchase price would render the Company unable to pay its debts in the ordinary course of business.

                  17.3.5   Members' Option To Purchase.

                           17.3.5.1 If the Company does not exercise its option
                  to purchase as provided for in Section 17.3.4, then after the expiration of the sixty (60) day period provided for in
                  Section 17.3.4, the Members who own Class A Units (other than the Transferring Holder) shall have, for a period of sixty
                  (60) days thereafter, the option and right to collectively purchase all, but not less than all, of the Affected Interest, which option and right to purchase are at the price and according to the terms and conditions provided in this Section
                  17.3 and in Sections 17.4 and 17.5. Each Class A Member (other than the Transferring Holder) shall have the option and right to purchase that fraction of the Affected Interest, which equals the number of Units comprising the Affected Interest multiplied by such Class A Member's Pro Rata Share (excluding in the determination of such Pro Rata Share any Units held by the Transferring Holder); provided, however, that Lakes or an Affiliate of Lakes shall be the only Class A Member entitled to exercise the Gaming Rights Purchase Option set forth in
                  Section 17.3.2.3.

                           17.3.5.2 Class A Members shall exercise their right
                  and option to purchase
                  under this Section 17.3.5 by giving notice to the Transferring Holder, to the other Class A Members, and to the Company, of their intention to exercise their right and option within the applicable sixty (60) day period. As authorized in Section 17.3.5.1, in the event that one or more Class A Members elect to purchase their proportionate part of the Affected Interest and one or more Class A Members do not so elect, the electing Class A Members shall be required to purchase that fraction of the Affected Interest not purchased by such non-electing Class A Members, which the respective Class A Units owned by each bears to the total Class A Units of all such Class A Members who have elected to exercise their option.

                  17.3.6   Failure of Company and Members To Exercise Option.

                           17.3.6.1 If the Company does not exercise its option
                  to purchase the Affected Interest as provided for in Section
                  17.3.4 in the time period provided therein, and none of the Class A Members exercise their options to purchase the Affected Interest pursuant to Section 17.3.5 in the time period provided therein, then (a) the Transferring Holder shall be free to retain or dispose of the Affected Interest identified in the notice given pursuant to Section 17.3.3; and
                  (b) such transferee must execute this Agreement, and (c) the disposition of the Affected Interest shall not be deemed to be a breach of this Agreement. If any actual, attempted, or purported Transfer giving rise to such options is found by a court of competent jurisdiction to be an event causing a dissolution of the Company under this Agreement or the LLC Act, whether or not such Transfer is prohibited under this Agreement or the LLC Act, then the Company shall thereupon be dissolved and liquidated pursuant to Article 16, unless its dissolution is avoided by one or more Members pursuant to the terms of the LLC Act. Notwithstanding the foregoing, such transferee shall be deemed to be an unadmitted transferee pursuant to Section 14.6 of this Agreement.

                           17.3.6.2 In the event that a disposition of the
                  Affected Interest is not made in accordance with the notice given pursuant to Section 17.3.3 within six (6) months of the date of said notice, and the Company is not liquidated under
                  Article 16 during that period, then the provisions and conditions of this Agreement (including without limitation
                  Article 14 and Article 17) shall continue to apply to the Affected Interest. If a disposition of the Affected Interest is completed in accordance with the notice given pursuant to
                  Section 17.3.3, the Affected Interest and said transferee shall be subject to the provisions and conditions of this Agreement (including without limitation Article 14 and Article
                  17), even if said transferee has not executed this Agreement. If the transferee has not been admitted as a substitute Member, the Affected Interest shall be subject to the limitations set forth in Section 14.5

                  17.3.7 Lipscomb's Option to Purchase. If Lipscomb elects to purchase Lakes' Interest pursuant to Section 17.3.2.6, Lipscomb shall pay to Lakes by certified check or wire transfer of immediately available funds a purchase price equal to (a) all principal amounts outstanding under the Loan Agreement, plus (b) one hundred thousand dollars ($100,000.00). Upon Lipscomb's payment of such purchase price to Lakes, the Company shall treat the portion equal to such principal balance as a Capital Contribution by Lipscomb, Lakes shall forgive the Company's obligation to pay any unpaid accrued interest under the Loan Agreement and Lakes shall cancel and return to Company the promissory note issued by the Company under the Loan Agreement. Lakes and Lipscomb agree to make reasonable efforts to close such purchase within thirty (30) days of Lakes' receipt of Lipscomb's notice under Section 17.3.2.6. In the event that such purchase does not close, through no fault of Lakes, within six (6) months of the date of Lakes' receipt of such notice, Lakes shall have no further obligation to transfer Lakes' Interest to Lipscomb hereunder and the terms and conditions of this Agreement (including without limitation Articles 14 and 17) shall continue to apply to Lakes' Interest.

                  17.3.8 Lake's Option to Purchase. If Lipscomb requests that Lakes purchase Lipscomb's Interest pursuant to Section 17.3.2.7 hereof, any purchase of Lipscomb's Interest negotiated by Lakes and Lipscomb shall be for the fair market value of such Interest. In determining the market value of the Company for valuing Lipscomb's Interest, the parties shall subtract the amount of Lakes' Original Capital Contribution. The consideration for such purchase shall consist of either cash or capital stock of Lakes Gaming, Inc., or a combination thereof, as may be agreed by such parties. In the event that such purchase does not close, through no fault of Lakes, within six (6) months of the date of receipt of Lipscomb's notice under Section 17.3.2.7, Lakes shall have no further obligation to negotiate such purchase and the terms and conditions of this Agreement (including without limitation Articles 14 and 17) shall continue to apply to Lipscomb's Interest.

         17.4 Purchase Price and Terms. In the event of a purchase and sale of an Affected Interest pursuant to the provisions of Section 17.3 (except for any purchase or sale pursuant to Section 17.3.7 or 17.3.8 hereof), it is agreed that, for the purpose of determining the purchase price, the value of the Affected Interest shall be equal to: (a) in the event of a Voluntary Transfer permitted under this Agreement (including under Section 17.3.3.4), the price, agreements, conditions and other terms as set forth in the notice and documents provided pursuant to Section 17.3.3; and (b) in all other cases, to the value as agreed to by the Company or the Class A Members and the Transferring Holder or if no such agreement can be reached within 15 days after the date on which a notice is given indicating that the Company or another Class A Member intends to exercise an option to purchase the Affected Interest, , then the value established by appraisal as determined pursuant to Section 17.4.1:

                  17.4.1 Appraisal. In the event that the parties are unable to agree as to the value of the Affected Interest, then the purchase price of Units to be purchased by the Company or the Class A Members pursuant to Section 17.3 shall be determined by appraisal as follows. Such parties shall first attempt to agree upon a qualified independent business appraiser ("Appraiser"). If they are unable to do so within ten (10) days of the date of notice of exercise of the option to purchase, then the Transferring Holder shall name one Appraiser, and the acquiring party (the Company or other Members, as the case may be) shall collectively name another Appraiser. The two Appraisers shall within five (5) business days after their appointment appoint a third Appraiser who, within thirty (30) days after its appointment, shall make a determination of fair market value of the Affected Interest, and such determination shall be final.

                  17.4.2 Valuation Standard. For purposes of this Agreement, the fair market value of the Affected Interest shall be the cash price that would be payable to a reasonable seller by an unrelated reasonable buyer for said Interest, without a discount for minority interest or a premium for majority interest, or any discount for a lack of Voting Rights.

         17.5 Closing Date and Terms of Purchase. The purchase of an Affected Interest pursuant to Sections 17.3 and 17.4 (except for any purchase pursuant to Section 17.3.7 or 17.3.8) hereof shall occur upon the following terms:

                  17.5.1 Closing Date. In the event of a Voluntary Transfer permitted under this Agreement, the purchase terms set forth in the notice and documents provided pursuant to Section 17.3.3 shall control the purchase of the Affected Interest. In all other circumstances of a sale or transfer of an Affected Interest, the following provisions of this Section 17.5 shall apply and the sale and purchase shall close on a reasonable date, at a reasonable place and at a reasonable time to be selected by the purchasing party, which shall be no later than ninety
         (90) days after a final determination of value pursuant to Section
         17.4.

                  17.5.2 Offset of Purchase Price. The Company (or any purchasing Members) may offset the purchase price of an Affected Interest by the amounts of any debts or damages described in this Agreement, and such offset may be used first to reduce amounts due at closing under Section 17.5.3 below, and then the first payments due on any promissory note delivered under Section 17.5.4 below.

                  17.5.3 Cash Payment at Closing. Subject to Section 17.5.2 above, on the date of closing the purchasing party (which may be the Company, a single Member or several Members, in which case they shall be collectively referred to as the "purchasing party") shall pay to the Transferring Holder the purchase price in twelve (12) equal monthly installments of principal plus interest at a per annum rate equal to the p rime rate reported by U.S. Bank National Association, or its successor, from time to time plus one percent (1%), which rate shall be adjusted monthly, commencing on the month after the closing date of the purchase.

                  17.5.4 Promissory Note (or Notes) at Closing. In the case of a single purchasing party, the purchasing party shall execute a promissory note for the purchase price, which note shall contain the provisions of and be in the form of that note attached hereto as
         Schedule 17.5.4. In the event of a purchase by more than one purchasing party, the purchasing parties shall execute separate notes for their proportionate shares of the purchase price, which notes shall be pursuant to the terms of and in the form of the note attached hereto as
         Schedule 17.5.4.

                  17.5.5 Transfer and Pledge of Affected Interest. Upon delivery of the installment note or notes specified in the preceding paragraph, the Affected Interest shall be assigned to the purchasing party or parties with all necessary instruments required to complete the Transfer of the Affected Interest on the Company's records. Once the Affected Interest has been transferred, the Affected Interest shall be pledged by the purchasing party or parties to the Transferring Holder, to be held as collateral security for the payment of said notes pursuant to the provisions of the Pledge Agreement (attached hereto as Schedule 17.5.5), which each purchasing party shall execute on the date of closing. The purchasing party or parties (if not the Company) shall have the right, while said pledge is effective, to vote any pledged Voting Rights and to receive Distributions (other than liquidating Distributions under Article 16). In the event that the Company is the purchasing party, the Affected Interest shall not be deemed cancelled and shall remain outstanding for purposes of securing such note or notes (but not, before any default under the Pledge Agreement, for purposes of Voting Rights and Distributions) until such note or notes are paid in full and the Pledge Agreement is terminated.

                                   ARTICLE 18.
                                  MISCELLANEOUS

         18.1     Notices.

                  18.1.1 All notices required to be given by this Agreement shall be made in writing either: by personal delivery to the party requiring notice, or by mailing the notice in the U.S. mail to the last known address of the party requiring notice, by certified or registered mail, return receipt requested postage prepaid.

                  18.1.2 The effective date of the notice shall be the earlier of (a) the date actually received by the recipient, (b) the date of the written receipt of any personal delivery pursuant to Section 18.1.1 above, (c) the date of the return receipt in Section 18.1.1 above or
         (d) the date which is three "postal days" after such notice is sent by certified mail, postage prepaid, return receipt requested, to a Member at the address as shown from time to time on the records of the Company where "postal days" is a day on which the U.S. Postal Service delivers mail.

                  18.1.3 Such notices will be given to a Member at the address specified in the Company's required records. Any Member or the Company may, at any time by giving five days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

                  18.1.4 All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Any Member may specify a different address by notice to the Chief Executive Manager.

         18.2 Partition. The Members agree that the Company Property is not, nor will be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that the Member may have to maintain any action for partition of any Company Property.

         18.3 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         18.4 Entire Agreement. Except for the Company's Certificate, the Loan Agreement, the Management Contract and Lakes' Contribution Agreement, this Agreement constitutes the entire agreement among the parties with respect to the Company. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

         18.5 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware without regard to such state's law concerning choice of laws. However, each party hereunder hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Minnesota for any litigation arising out of or relating to this Agreement and the rights of the parties hereunder (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

         18.6 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

         18.7 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         18.8 Interpretation. All references herein to Articles, Sections and paragraphs refer to Articles, Sections and paragraphs of this Agreement. All Article, Section and paragraph headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         18.9 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         18.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members. Each Member shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other Member. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         18.11 Right to Specific Performance. In view of the fact that the Membership Interests subject to this Agreement are of a closely-held limited liability company, and in view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at his, her or their option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by the LLC Act and other applicable law, and not expressly prohibited by this Agreement.

         18.12 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         18.13 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement effective as of the day and year first above written.

                                       LAKES POKER TOUR, LLC

                                       By /s/ Lyle Berman
                                          ------------------------------
                                          Its Chief Manager

                                       /s/ Steven Lipscomb
                                       ---------------------------------
                                       Steven Lipscomb

                                   SCHEDULE A

                                       TO

                     LIMITED LIABILITY COMPANY AGREEMENT OF

                              WORLD POKER TOUR, LLC

                          SCHEDULE OF MEMBERS AND UNITS

                                    Form of    Agreed Value of
          Member's Name          Contribution    Contribution   Units    Class
--------------------------------------------------------------------------------
1.        Lakes Poker Tour, LLC  Cash              $100,000     78,000  Class A

2.        Steven Lipscomb        Services          $      0     15,000  Class A*
--------------------------------------------------------------------------------
          TOTALS                                   $100,000     93,000
--------------------------------------------------------------------------------

*Subject to certain limitations as a Profits Interest and to certain vesting and forfeiture restrictions.

         I hereby certify that this Schedule A reflects the Membership Interests of all of the Members as of the Effective Date of this Agreement.

                                   /s/ Timothy Cope
                                   -----------------------------------
                                   Timothy Cope, Chief Financial Manager

                                 SCHEDULE 1.1.2

         Attached hereto as Schedule 1.1.2 is a copy of the Certificate of Formation of World Poker Tour, LLC.

                                SCHEDULE 17.5.1.4
                           INSTALLMENT PROMISSORY NOTE

Note No. ____________________                                    _______________
$__________________________                                       ______________

         FOR VALUE RECEIVED, ______________ (hereinafter the "Obligor"), promises to pay to ________________, or order, (the "Holder") the principal sum of $_____________ with interest from the date hereof upon the unpaid principal at the rate equal to the prime rate reported by U.S. Bank National Association, or its successor, from time to time plus one percent (1%), per annum, until fully paid. The principal and interest shall be paid in lawful money of the United States at such place as the legal holder of this Note may designate in writing; payments of principal and interest shall be due and payable in twelve
(12) equal monthly installments of principal, plus accrued interest, commencing on the first day of the first month following the date hereof; and payments when made shall be first applied against accrued but unpaid interest and then against principal. The unpaid balance of accrued interest under this Note and all or any portion of the principal (but not less than $1,000 in partial payment) may be prepaid at any time without penalty.

         Notwithstanding any cure periods described below, Obligor will immediately notify the Holder in writing when Obligor obtains knowledge of the occurrence of any default specified below. Regardless of whether Obligor has given the required notice, the occurrence of one or more of the following shall constitute an Event of Default hereunder:

                  (i) Nonpayment. Obligor shall fail to pay any interest or principal due on this Note, by five (5) business days after the same becomes due and payable;

                  (ii) Cross-Default The Obligor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness in excess of $50,000 owing by the Obligor to any third party, and the period of grace, if any, to cure said default shall have passed;

                  (iii) Bankruptcy; Insolvency. Obligor becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or Obligor applies for or consents to the appointment of a trustee or receiver for Obligor, or for the major part of the property of Obligor;

                  (iv) Appointment of Trustee. A trustee or receiver is appointed for Obligor for the major part of the property of Obligor and the order of such appointment is not discharged, vacated or stayed within thirty (30) days after such appointment;

                  (v) Judgment Against Borrower. Any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $50,000 shall be entered or filed against Obligor or against any of the property of Obligor and remains unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days; or

                  (vi) Order for Relief. An order for relief shall be entered in any federal bankruptcy proceeding in which Obligor is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Obligor and, if instituted against Obligor, are consented to or, if contested by Obligor, are not dismissed by the adverse parties or by an order, decree or judgment within thirty (30) days after such institution.

         Upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default is waived in writing by Holder, Holder may exercise one or several or all of the following rights and remedies:

                  (i) Holder may at any time thereafter, by written notice to Obligor, declare the unpaid principal balance of the Note, together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein.

                  (ii) Holder may terminate this Agreement with immediate effectiveness and without notice or lapse of time. Notwithstanding such termination, all claims, rights and security interests of Holder and all debts, liabilities, obligations and duties of Obligor shall remain in full force and effect.

                  (iii) Holder may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including without limitation all rights and remedies under the Pledge Agreement attached hereto and identified as
         Schedule 17.5.1(d), which has been executed by the Obligor to secure this Note.

         Without affecting the liability of any maker, endorser or guarantor, the holder may, without notice, renew or extend the time for payment or accept partial payments.

         Any maker, endorser or guarantor hereby waives presentment, demand, protest or notice of intention to accelerate.

         Any notice required hereunder shall be sent to the Obligor by certified mail, return receipt requested, to the following address:

                      ____________________________________
                      ____________________________________
                      ____________________________________

         IN WITNESS WHEREOF, the Obligor has caused this Note to be executed as of the date and year first above written.

                                                "OBLIGOR"

                                       /s/______________________________________
                                       Name:
                                        ________________________________________
                                       Date:
                                       _________________________________________

                                 SCHEDULE 17.5.5
                                PLEDGE AGREEMENT

         THIS AGREEMENT, made as of this ___ day of ________________, _____, by and between __________________________________________________, hereinafter collectively referred to as "Secured Parties," and ________________________________________________, hereinafter referred to collectively as "Debtors."

         IN CONSIDERATION of the mutual covenants and promises herein contained, the Secured Parties and Debtors agree:

         1. Security Interest. For value received, Debtors hereby grant Secured Parties a security interest in __________ Units of World Poker Tour, LLC (the Units hereinafter referred to as the "Shares" and World Poker Tour, LLC hereinafter referred to as the "Company"), together with all rights related thereto. Secured Party shall have no voting rights and no rights to distributions, allocations of profits or losses or dividends with respect to the Shares until an Event of Default has occurred hereunder.

         2. Obligation Secured. The Interest shall secure payment of the indebtedness evidenced by that certain Note ("Note") of even date between the Debtors and the Secured Parties, which is issued pursuant to the terms of the Company's Limited Liability Company Agreement.

         3. Representations, Warranties and Agreements. Debtors represent, warrant and agree that:

                  a. Debtors have delivered to Secured Parties a written assignment of the Interest, subject to release upon payment in full of the Note.

                  b. Debtors are the owners of the Interest free and clear of all liens, encumbrances, security interests, restrictions on transfer and other restrictions, except this security interest and the Company's Limited Liability Company Agreement.

                  c. Debtors will keep the Interest free and clear of all liens, encumbrances, security interests and restrictions, except this security interest and the Company's Limited Liability Company Agreement, will defend the Interest against all claims and demands of anyone other than Secured Parties, and will not sell or otherwise dispose of the Interest or any interest therein.

                  d. Debtors will pay, when due, all taxes and other governmental charges levied or assessed upon or against any part of the Interest.

                  e. The Interest is fully paid and non-assessable.

         4. Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

                  a. Failure by Debtors to honor or perform any of the terms and conditions of this Agreement, the Company's Limited Liability Company Agreement, the Note or any other agreement between any of the parties hereto.

                  b. Default by Debtors in the payment when due of the principal of the indebtedness evidenced by the Note, any installment thereto, or any interest thereon, whether at maturity, by acceleration, or otherwise.

         5. Remedies Upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Parties may give notice of Event of Default to Debtors. If said Event of Default is not cured within ten (10) days after said notice is given, the entire debt evidenced by the Note shall, at Secured Parties' option, become immediately due and payable without notice, presentment, demand, protest or notice of protest of any kind, all of which are expressly waived by Debtors; and Secured Parties may exercise and enforce with respect to the Interest any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Interest privately to purchasers who will agree to take the Interest for investment and not with a view to distribution.

         If notice to Debtors of any intended disposition of the Interest or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action. Nothing in this Agreement shall abridge Secured Parties' right to exercise or enforce any or all other rights or remedies available to Secured Parties by law or agreement against the Interest, against Debtors or against any other person or property.

         6. Waiver. Debtors waive any right that Debtors may have to require Secured Parties to proceed against any other person, to proceed against or exhaust collateral or any part thereof, or to pursue any other remedy that Secured Parties may have. Debtors consent to any and all extensions of time, renewals, waivers or modifications of any of the terms and conditions of the Note that may be granted by Secured Parties, to release the security interest granted hereunder or any part thereof with or without substitution, and to the release, substitution, or addition of any parties primarily or secondarily liable on the indebtedness evidenced by the Note. Notice of any of the above is hereby waived by Debtors.

         7. Miscellaneous. Any disposition of the Interest in the manner provided in Paragraph 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and this security interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Parties' rights or remedies. All rights and remedies of Secured Parties shall be cumulative and may be exercised singularly or concurrently, at Secured Parties' option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

         All notices to be given to Debtors shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtors at the most recent address shown on Secured Parties' records. Secured Parties are not obligated to preserve any rights Debtors may have against prior parties, to realize on the Interest at all or in any particular manner or order, or to apply any cash proceeds of the Interest in any particular order of application. Debtors will reimburse Secured Parties for all expenses incurred in disposing of the Interest or otherwise enforcing this security interest (including reasonable attorneys' fees and legal expenses). This Agreement shall be binding upon and inure to the benefit of Debtors and Secured Parties and their respective successors and assigns.